Exhibit 10.13

OFFICE LEASE

Between

BRIGHTON ENTERPRISES, LLC,
a California limited liability company

as Landlord

and

MERCANTILE NATIONAL BANK, N.A.,
a California “C” corporation

as Tenant

Dated

March 30, 2005

Initial	Initial	Initial	Initial

OFFICE LEASE
BASIC LEASE INFORMATION

	Date:	March 29, 2005
	Landlord:	BRIGHTON ENTERPRISES, LLC, a California limited liability company
	Tenant:	MERCANTILE NATIONAL BANK, N.A., a California “C” corporation
SECTION
1.1	Premises:	9601 Wilshire Boulevard, Suite 250 Beverly Hills, California 90210
1.4	Rentable Area of Premises:	approximately 2,559 square feet
1.4	Usable Area of Premises:	approximately 2,084 square feet
2.1	Term:	Five (5) Years and Three (3) Months
	Anticipated Commencement Date:	April 1, 2004 (as modified by Section 2.1)
	Anticipated Expiration Date:	June 30, 2009 (as modified by Section 2.1)
3.1	Fixed Monthly Rent:	$7,369.92
3.3	Fixed Monthly Rent Increase	Three percent (3%)
Date of First Increase:
SEE SECTION 3.3
	Frequency of Increase:	SEE SECTION 3.3
3.7	Security Deposit:	$0.00
4.1	Tenant’s Share	.79%
4.2	Base Year for Operating Expenses:	2004
6.1	Use of Premises:	General office use consistent with the operation of a first-class office building in the Beverly Hills area
16.1	Tenant’s Address for Notices:
Before the Commencement Date:

9601 Wilshire Boulevard, Suite 600
Beverly Hills, California 90210
With a copy to:
Mr. David Brown
Chief Financial Officer
Mercantile National Bank, N.A.
1880 Century Park East, Suite 1200
Los Angeles, California 90067

After the Commencement Date:

9601 Wilshire Boulevard, Suite 250
Beverly Hills, California 90210
With a copy to:
Mr. David Brown
Chief Financial Officer
Mercantile National Bank, N.A.
1880 Century Park East, Suite 1200
Los Angeles, California 90067

	Contact:	Mr. Chuck Avis
	Landlord’s Address for Notices:	BRIGHTON ENTERPRISES, LLC c/o Douglas, Emmett and Company Director of Property Management 808 Wilshire Boulevard, Suite 200 Santa Monica, California 90401

20.5	Brokers:

Douglas, Emmett and Company
808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401 and
First Property Realty Corporation
350 South Beverly Drive, Suite 340
Beverly Hills, California 90212-4820

21.1	Parking Permits:	Five (5) permits for unreserved spaces

Except as noted hereinbelow, the foregoing Basic Lease Information is hereby incorporated into and made a part of the Lease.  The Section reference in the left margin of the Basic Lease Information exists solely to indicate where such reference initially appears in the Lease document.  Except as specified hereinbelow, each such reference in the Lease document shall incorporate the applicable Basic Lease Information.  However, in the event of any conflict between any reference contained in the Basic Lease Information and the specific wording of the Lease, the wording of the Lease shall control.

OFFICE LEASE
TABLE OF CONTENTS

Exhibits
A —	Premises Plan
B —	Improvement Construction Agreement
B-1 —	Construction by Tenant During Term
C —	Rules and Regulations
D —	First Amendment — Commencement Date and Term
E —	~~Guaranty of Lease~~ — INTENTIONALLY DELETED
F —	Asbestos Rider
G —	~~Form of Letter of Credit~~ — INTENTIONALLY DELETED
H —	Form of Subordination, Non-Disturbance and Attornment Agreement

OFFICE LEASE

        This Office Lease, dated March 30, 2005, is by and between BRIGHTON ENTERPRISES, LLC, a California limited liability company (“Landlord”), with an office at 808 Wilshire Boulevard, Suite 200, Santa Monica, California  90401, and MERCANTILE NATIONAL BANK, N.A., a California “C” corporation (“Tenant”), with an office at 1880 Century Park East, Suite 1200, Los Angeles, California 90067.

ARTICLE 1
DEMISE OF PREMISES

Section 1.1.  Demise.  Subject to the covenants and agreements contained in this Lease, Landlord leases to Tenant and Tenant hires from Landlord, Suite Number 250 (the “Premises”) on the second (2nd) floor, in the building located at 9601 Wilshire Boulevard, Los Angeles, California  90210 (the “Building”). The configuration of the Premises is shown on Exhibit A, attached hereto and made a part hereof by reference, and Landlord and Tenant acknowledge and agree that the intent of both parties hereto is that said configuration shall not be materially altered by construction of the demising walls separating the same from the balance of the space from which it is being demised.

        Tenant acknowledges that it has made its own inspection of and inquiries regarding the Premises, which are already improved.  Therefore, except for the improvements to be completed pursuant to Exhibit B, attached hereto and made a part hereof by reference, Tenant accepts the Premises in their “as-is” condition, subject to the representations and warranties contained in this Lease and its Exhibits, and to any latent defects.  Tenant further acknowledges that Landlord has made no representation or warranty, express or implied, except as are contained in this Lease and its Exhibits, regarding the condition, suitability or usability of the Premises or the Building for the purposes intended by Tenant.    Landlord hereby represents and warrants to Tenant that to the best of Landlord’s knowledge as of the date hereof: (i) the existing structure of the Building (including, without limitation, the roof, foundations and the exterior walls) and all building systems serving the Premises (including, without limitation, the plumbing, electrical, and heating, ventilating and air conditioning systems) are in good operating condition and repair, (ii) the second (2nd) floor of the Building (including, without limitation, the Premises and the common areas thereof) are (x) in compliance with all applicable Codes (as such term is defined in Section 10.1 of this Lease), including, without limitation, all applicable covenants or restrictions of record and all applicable building codes, regulations and ordinances in effect as of the Commencement Date, and (y) free of all hazardous substances, including, but not limited to, any asbestos-containing materials (whether or not friable) and lead-based paint.

        The Building, the Building’s parking facilities, any outside plaza areas, land and other improvements surrounding the Building which are designated from time to time by Landlord as common areas appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the “Real Property.”

Section 1.2.  Tenant’s Non-Exclusive Use.  Subject to the contingencies contained herein, Tenant is granted the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms, parking facilities, lobbies and other public or common areas located on the Real Property.  However, the manner in which such public and common areas are maintained and operated shall be at the reasonable discretion of Landlord, and Tenant’s use thereof shall be subject to such reasonable and non-discriminatory rules, regulations and restrictions as Landlord may make from time to time.

Section 1.3.  Landlord’s Reservation of Rights.  Landlord specifically reserves to itself use, control and repair of the structural portions of all perimeter walls of the Premises, any balconies, terraces or roofs adjacent to the Premises (including any flagpoles or other installations on said walls, balconies, terraces or roofs) and any space in and/or adjacent to the Premises used for shafts, stairways, pipes, conduits, ducts, mail chutes, conveyors, pneumatic tubes, electric or other utilities, sinks, fan rooms or other Building facilities, and the use thereof, as well as access thereto through the Premises.  Landlord also specifically reserves to itself the following rights:

a)              To designate all sources furnishing sign painting or lettering;

b)              To constantly have pass keys to the Premises;

c)              To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, so long as Landlord’s granting of the same does not prohibit Tenant’s use of the Premises for Tenant’s Specified Use or Particular Usage, each as defined in Article 6;

d)              To enter the Premises at any reasonable time with reasonable notice (except for emergencies) to inspect, repair, alter, improve, update or make additions to the Premises or the Building, so long as Tenant’s access to and use of the Premises is not materially impaired thereby;

e)              During the last six (6) months of the Term, to exhibit the Premises to prospective future tenants upon not less than 24 hours prior notice and accompanied by a representative of Tenant;

f)                Subject to the provisions of Article 12, to, at any time, and from time to time, whether at Tenant’s request or pursuant to governmental requirement, repair, alter, make additions to, improve, or decorate all or any portion of the Real Property, Building or Premises at any reasonable time with reasonable notice (except for emergencies), so long as Tenant’s access to and use of the Premises and the parking facilities is not materially impaired thereby.  In connection therewith, and without limiting the generality of the foregoing rights, Landlord shall specifically have the right to remove, alter, improve or rebuild all or any part of the lobby of the Building as the same is presently or shall hereafter be constituted, so long as following any such alteration or rebuilding, the Building has a first-class lobby;

g)             Subject to the provisions of Article 12, Landlord reserves the right to make alterations or additions to or change the location of elements of the Real Property and any common areas appurtenant thereto at any reasonable time with reasonable notice (except for emergencies), so long as Tenant’s access to and use of the Premises and the parking facilities is not materially impaired thereby; and/or

h)             To take such other actions as may reasonably be necessary when the same are required to preserve, protect or improve the Premises, the Building, or Landlord’s interest therein at any reasonable time with reasonable notice (except for emergencies), so long as Tenant’s access to and use of Premises and the parking facilities is not materially impaired thereby.

Section 1.4.  Area.  Since the Premises are not yet fully demised, once the exact location of the demising walls is established, Landlord and Tenant agree that a one-time recalculation of the Rentable Area of the Premises shall be made by Stevenson Systems, Inc., an independent planning firm, in accordance with the June, 1996 standards set forth by the Building Owners and Managers Association (the “Premises Remeasurement”).  Such determination shall be determinative unless patently unreasonable.  Tenant and Landlord agree to execute an amendment to this Lease, documenting the revised Usable Area and Rentable Area as documented by Stevenson Systems, it being expressly understood and agreed that there shall be no further re-measurement of the Premises following the Premises Remeasurement.  The parties further expressly acknowledge and agree that there shall be no increase or decrease in the Fixed Monthly Rent or Tenant’s Share as a result of the Premises Re-measurement.

        Landlord and Tenant further agree that the Rentable Area of the Premises shall be calculated on the basis of 1.2277 times the estimated Usable Area, regardless of what actual common areas of the Building may be, or whether they may be more or less than 22.77% of the total estimated Usable Area of the Building, and is provided solely to give a general basis for comparison and pricing of this space in relation to other spaces in the market area.

        Landlord and Tenant further agree that once the Rentable Area and Usable Area of the Premises have been determined by the Premises Remeasurement as specified hereinabove, even if later either party alleges that the actual Rentable Area or Usable Area of the Premises is more or less than the figures stated herein; and whether or not such figures are inaccurate, the Rentable and Usable figures agreed upon shall be conclusively deemed to be the Rentable Area or Usable Area of the Premises, as the case may be; provided, however, that if the Usable Area and the Rentable Area are increased pursuant to this Section 1.4, it is expressly understood and agreed that there shall be no change in the initial Fixed Monthly Rent payable for the Premises and  there shall be no change in Tenant’s Share (as described in Section 4.2 d) below).

Section 1.5.  Quiet Enjoyment.  So long as Tenant is not in default beyond any applicable notice and/or cure period set forth in this Lease, and subject to the limitations imposed under Article 14 of this Lease, Tenant shall lawfully and quietly hold, occupy and enjoy the Premises during the Term.

Section 1.6.  No Light, Air or View Easement.  Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.  Noise, dust or vibration or other ordinary incidents to new construction of improvements on lands adjacent to the Building, whether or not by Landlord, shall in no way affect this Lease or impose any liability on Landlord.

Section 1.7.  Relocation.  Landlord shall have the one-time right at any time, except during the last six (6) months of the Term, and after giving Tenant a minimum of ninety (90) days prior written notice, to:

a)              provide and furnish Tenant with space elsewhere in the Building (but not on a lower floor) of approximately the same size, views, configuration and quality of tenant improvements as the Premises (the “Substitute Premises”) and

b)              relocate Tenant to such Substitute Premises.

        Landlord shall pay all costs and expenses incurred as a result of such relocation (including (i) Tenant’s reasonable reprinting costs for announcements, stationery and business cards, and (ii) costs incurred in connection with the relocation of Tenant’s telephone and data cabling equipment.  If Landlord moves Tenant to the Substitute Premises, each and every term, covenant and condition of this Lease shall remain in full force and effect and be deemed applicable to the Substitute Premises, as though Landlord and Tenant had entered into an express written amendment of this Lease with respect thereto, except that if the approximate Rentable square footage of the Substitute Premises is less than that of the Premises, the Fixed Monthly Rent and Tenant’s Share  shall be appropriately reduced, and if the approximate Rentable square footage of the Substitute Premises is more than that of the Premises, the Fixed Monthly Rent and Tenant’s Share shall be based on the square footage of the Premises prior to the relocation, and shall not increase.

        If Tenant refuses to permit Landlord to relocate Tenant as specified above, Landlord shall have the right to terminate this Lease effective ninety (90) days from the date Landlord provided Tenant with the original notification of intent to relocate.

ARTICLE 2
COMMENCEMENT DATE AND TERM

Section 2.1.  Commencement Date and Term.  This Lease shall commence five (5) business days following the date Landlord substantially completes the Improvements contemplated under Exhibit B (the “Commencement Date”), and shall end, unless sooner terminated as otherwise provided herein, at midnight on the last calendar day of the calendar month which occurs five (5) years and three (3) months after the Commencement Date (the “Termination Date”). The anticipated Commencement Date is April 1, 2004.  Landlord and Tenant shall promptly execute an amendment to this Lease (the “First Amendment”) substantially in the form attached hereto as Exhibit D, confirming the finalized Commencement Date and Term as soon as they are determined.

        For purposes of establishing the Commencement Date, substantial completion shall be defined as that point in the construction process when all of the structural, mechanical, plumbing and electrical work specified herein has been performed; the paint, carpet, hard flooring materials, base moldings, and millwork, if any, have been installed, and a majority of the other finish work specified in Tenant’s plans has been completed in such a manner that Tenant could, if it took possession of the Premises, enjoy beneficial occupancy thereof.

        Tenant’s taking possession of the Premises for the purpose of conducting Tenant’s normal business operations in the Premises shall be deemed conclusive evidence that, as of the Commencement Date:

a)              Landlord has substantially completed the Tenant Improvements contemplated hereunder, except for any minor punchlist items to be completed; and

b)              the Premises are in good order and repair, subject to latent defects and the representations and warranties set forth in this Lease.

        Provided that Tenant does not delay Landlord’s completion of the Improvements that Landlord is required to complete, Tenant may take possession of the Premises up to two (2) weeks (but not less than one (1) week) prior to the anticipated Commencement Date, solely for the purpose of installing Tenant’s furniture, fixtures and equipment, computer and telephone cabling.  Said early possession shall be subject to Tenant complying with all of the provisions and covenants contained herein, except that Tenant shall not be obligated to pay Fixed Monthly Rent or Additional Rent until the Commencement Date.  If Tenant’s early possession does so delay completion of the Improvements, the Commencement Date shall be the date the Improvements would have been completed had no such delay occurred.

        If for any reason (including Landlord’s inability to complete the Improvements called for hereunder) Landlord is unable to deliver possession of the Premises to Tenant on the anticipated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any damage resulting from Landlord’s inability to deliver such possession.  However, Tenant shall not be obligated to pay the Fixed Monthly Rent or Additional Rent that Tenant is required to pay pursuant to Section 3.1 until such possession of the Premises has been delivered to Tenant by Landlord.  Except for such delay in the commencement of Rent, Landlord’s failure to give possession on the anticipated Commencement Date shall in no way affect Tenant’s obligations hereunder.

        If possession of the Premises is not tendered by Landlord within ninety (90) days after the anticipated Commencement Date, then Tenant shall have the right to terminate this Lease by giving written notice to Landlord within ten (10) days after such failure.  If such notice of termination is not so given by Tenant within said ten (10) day time period, then this Lease shall continue in full force and effect.

        Section 2.2.  Holding Over.  If Tenant fails to deliver possession of the Premises on the Termination Date, but holds over after the expiration or earlier termination of this Lease without the express prior written consent of Landlord, such tenancy shall be construed as a tenancy from month-to-month on the same terms and conditions as are contained herein, except that the Fixed Monthly Rent payable by Tenant during the first thirty (30) days of holding over (the “Initial Holdover Period”) shall automatically increase as of the Termination Date to an amount equal to one hundred twenty-five  percent (125%) of the Fixed Monthly Rent payable by Tenant for the calendar month immediately prior to the date when Tenant commences such holding over (the “Holdover Rent”).  After the expiration of the Initial Holdover Period, the Holdover Rent shall be increased to one hundred fifty percent (150%) of the Fixed Monthly Rent payable by Tenant for the calendar month immediately prior to the date when Tenant commenced such holding over.  Such Holdover Rent shall be paid during such period as Tenant retains possession of the Premises.  However, Tenant’s payment of such Holdover Rent, and Landlord’s acceptance thereof, shall not constitute a waiver by Landlord of any of Landlord’s rights or remedies with respect to such holding over, nor shall it be deemed to be a consent by Landlord to Tenant’s continued occupancy or possession of the Premises past the time period covered Tenant’s payment of the Holdover Rent.

        Furthermore, if Tenant fails to deliver possession of the Premises to Landlord upon the expiration or earlier termination of this Lease, and Landlord has theretofore notified Tenant in writing that Landlord requires possession of the Premises for a succeeding tenant, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees and expenses) and liability resulting from such failure, including without limiting the foregoing, any claims made by any succeeding tenant arising out of Tenant’s failure to so surrender, and any lost profits to Landlord resulting therefrom.

        Notwithstanding the provisions contained hereinabove regarding Tenant’s liability for a continuing holdover, Landlord agrees to use commercially reasonable efforts to insert into any future lease of another tenant proposing to occupy the Premises provisions  permitting mitigation of Tenant’s damages arising out of Tenant’s temporary holdover.

ARTICLE 3
PAYMENT OF RENT, LATE CHARGE

Section 3.1.  Payment of Fixed Monthly Rent and Additional Rent.  “Rent” shall mean: all payments of monies in any form whatsoever required under the terms and provisions of this Lease, and shall consist of:

a)              “Fixed Monthly Rent,” which shall be payable in equal monthly installments of $7,369.92; plus

b)              Additional Rent as provided in Article 4 and elsewhere in this Lease.

Section 3.2.  Manner of Payment.  Tenant shall pay Fixed Monthly Rent and Additional Rent immediately upon the same becoming due and payable, without demand therefor, and without any abatement, set off or deduction whatsoever, except as may be expressly provided in this Lease.  Landlord’s failure to submit statements to Tenant stating the amount of Fixed Monthly Rent or Additional Rent then due, including Landlord’s failure to provide to Tenant a calculation of the adjustment as required in Section 3.3 or the Escalation Statement referred to in Article 4, shall not constitute Landlord’s waiver of Tenant’s requirement to pay the Rent called for herein, unless Landlord fails to provide the Escalation Statement described in Article 4 within one (1) year after the expiration of the calendar year to which such Escalation Statement is applicable, in which event Landlord shall be deemed to have waived its right to collect any Additional Rent for such calendar year for which Tenant had not theretofore been billed.  Tenant’s failure to pay Additional Rent as provided herein shall constitute a material default equal to Tenant’s failure to pay Fixed Monthly Rent when due.

        Rent shall be payable in advance on the first day of each and every calendar month throughout the Term, in lawful money of the United States of America, to Landlord at 9601 Wilshire Boulevard, Suite GL-25, Beverly Hills, California  90210, or at such other place(s) as Landlord designates in writing to Tenant.  Tenant’s obligation to pay Rent shall begin on the Commencement Date and continue throughout the Term, without abatement, setoff or deduction, except as otherwise specified hereinbelow.

        On or before April 1, 2004, Tenant shall pay to Landlord the Fixed Monthly Rent due for the first month of the Term.

Section 3.3.  Fixed Monthly Rent Increase.  Commencing on the date that is ninety (90) days following the Commencement Date, and continuing through the last calendar day of the twelfth (12th) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $7,369.92 per month to $7,753.77 per month.

        Commencing the first calendar day of the thirteenth (13th) calendar month of the Term, and continuing through the last calendar day of the twenty-fourth (24th) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $7,753.77 per month to $7,986.38 per month.

        Commencing the first calendar day of the twenty-fifth (25th) calendar month of the Term, and continuing through the last calendar day of the thirty-sixth (36th) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $7,986.38 per month to $8,225.97 per month.

        Commencing the first calendar day of the thirty-seventh (37th) calendar month of the Term, and continuing the last calendar day of the forty-eighth (48th) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $8,225.97 per month to $8,472.75 per month.

        Commencing the first calendar day of the forty-ninth (49th) calendar month of the Term, and continuing the last calendar day of the sixtieth (60th) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $8,472.75 per month to $8,726.94 per month.

        Commencing the first calendar day of the sixty-first (61st) calendar month of the Term, and continuing throughout the remainder of the initial Term, the Fixed Monthly Rent payable by Tenant shall increase from $8,726.94 per month to $8,988.74 per month.

        Landlord and Tenant shall, in the First Amendment, confirm the actual dates upon which the changes in Fixed Monthly Rent specified above shall occur.

        Notwithstanding the foregoing, Tenant shall be permitted to defer one hundred percent (100%) of the Fixed Monthly Rent due for the second (2nd), third (3rd), thirteenth (13th), twenty-fifth (25th) and thirty-seventh (37th) months of the Term (collectively, the “Rent Deferral Amount”).  So long as Tenant does not commit a material, uncured default during the Term that has resulted in Landlord filing an unlawful detainer action against Tenant, the entire Rent Deferral Amount shall be abated and forgiven as of the Termination Date.

Section 3.4.  Tenant’s Payment of Certain Taxes.  Tenant shall, within thirty (30) days following Tenant’s receipt of substantiating documentation from Landlord, reimburse Landlord, as Additional Rent, for any and all taxes, surcharges, levies, assessments, fees and charges payable by Landlord when:

a)              assessed on, measured by, or reasonably attributable to

the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises;

b)              on or measured by any rent payable hereunder, including, without limitation, any gross income tax, gross receipts tax, or excise tax levied by the City of Beverly Hills or the County of Los Angeles or any other governmental body with respect to the receipt of such rent (computed as if such rent were the only income of Landlord), but solely when levied by the appropriate City or County agency in lieu of, or as an adjunct to, such business license(s), fees or taxes as would otherwise have been payable by Tenant directly to such taxing authority. Notwithstanding the foregoing, the Beverly Hills City Rental Tax shall be paid by Landlord and included in Operating Expenses.  Tenant shall not be billed directly for such tax; or

c)              upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof. If it becomes unlawful for Tenant so to reimburse Landlord, the rent payable to Landlord under this Lease shall be revised to net Landlord the same rent after imposition of any such tax as would have been payable to Landlord prior to the imposition of any such tax.

        Said taxes shall be due and payable whether or not now customary or within the contemplation of Landlord and Tenant.  Notwithstanding the above, in no event shall the provisions of this Section 3.4 serve to entitle Landlord to reimbursement from Tenant for any federal, state, county or city income tax payable by Landlord or the managing agent of Landlord.

Section 3.5.  Certain Adjustments.  If:

a)              the Commencement Date occurs on other than January 1st of a calendar year, or the Lease expires or terminates on other than December 31st of a calendar year;

b)              the size of the Premises or the Building changes during a calendar year;

c)              or any abatement of Fixed Monthly Rent or Additional Rent occurs during a calendar year,

then the amount payable by Tenant or reimbursable by Landlord during such year shall be adjusted proportionately on a daily basis, and the obligation to pay such amount shall survive the expiration or earlier termination of this Lease.

        If the Commencement Date occurs on other than the first day of a calendar month, or the Lease expires on a day other than the last day of a calendar month, then the Fixed Monthly Rent and Additional Rent payable by Tenant shall be appropriately apportioned on a prorata basis for the number of days remaining in the month of the Term for which such proration is calculated.

        If the amount of Fixed Monthly Rent or Additional Rent due is modified pursuant to the terms of this Lease, such modification shall take effect the first day of the calendar month immediately following the date such modification would have been scheduled.

Section 3.6.  Late Charge and Interest.  Tenant acknowledges that late payment by Tenant to Landlord of Fixed Monthly Rent or Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which are extremely difficult and impracticable to fix.  Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises.  Therefore, if any installment of Fixed Monthly Rent or Additional Rent and other payment due from Tenant hereunder is not received by Landlord within five (5) days of the date it becomes due, Tenant shall pay to Landlord on demand an additional sum equal to five percent (5%) of the overdue amount as a late charge.  The parties agree that this late charge represents a fair and reasonable settlement against the costs that Landlord will incur by reason of Tenant’s late payment.  Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

        Every installment of Fixed Monthly Rent and Additional Rent and any other payment due hereunder from Tenant to Landlord which is not paid within twelve (12) days after the same becomes due and payable shall, in addition to any Late Charge already paid by Tenant, bear interest at the rate of ten percent (10%) per annum from the date that the same originally became due and payable until the date it is paid.  Landlord shall bill Tenant for said interest, and Tenant shall pay the same within five (5) days of receipt of Landlord’s billing.

        Notwithstanding the foregoing, Tenant shall not be assessed any late charge or interest for the first two (2) late payments in each twelve (12) month period of the Term so long as Tenant pays such amount within five (5) days of Tenant’s receipt of written notice that such amount has not been paid.

Section 3.7.  Security Deposit.  INTENTIONALLY DELETED

ARTICLE 4
ADDITIONAL RENT

Section 4.1.  Certain Definitions.  As used in this Lease:

a)              “Escalation Statement” means a statement by Landlord, setting forth the amount payable by Tenant or by Landlord, as the case may be, for a specified calendar year pursuant to this Article 4.

b)              “Operating Expenses” means the following in a referenced calendar year, including the Base Year as hereinafter defined, calculated, as to expenses that vary with occupancy, assuming the Building is at least ninety-five percent (95%) occupied:  all costs of management, operation, maintenance, and repair of the Building.

                                By way of illustration only, Operating Expenses shall include, but not be limited to: management fees paid by Landlord to any third-party, which shall not exceed those reasonable and customary in the geographic area in which the Building is located; water and sewer charges; any and all insurance premiums not otherwise directly payable by Tenant; license, permit and inspection fees; air conditioning (including repair of same); heat; light; power and other utilities; steam; labor; cleaning and janitorial services; guard services; supplies; materials; equipment and tools.

                        Operating Expenses shall also include the cost or portion thereof of those capital improvements made to the Building by Landlord during the Term:

i)                to the extent that such capital improvements reduce other direct expenses, when the same were made to the Building by Landlord after the Commencement Date, or

ii)            that are required under any governmental law or regulation that was not applicable to the Building as of the Commencement Date.

                                Said capital improvement costs, or the allocable portion thereof (as referred to in clauses (i) and (ii) above), shall be amortized on a straight-line basis over the useful life of any such capital improvement pursuant to generally-accepted accounting principles, together with interest on the unamortized balance at the rate of ten percent (10%) per annum.

                                Operating Expenses shall also include all general and special real estate taxes, increases in assessments or special assessments and any other ad valorem taxes, rates, levies and assessments paid during a calendar year (or portion thereof) upon or with respect to the Building and the personal property used by Landlord to operate the Building, whether paid to any governmental or quasi-governmental authority, and all taxes specifically imposed in lieu of any such taxes (but excluding taxes referred to in Section 3.4 for which Tenant or other tenants in the Building are liable) including fees of counsel and experts, reasonably incurred by, or reimbursable by Landlord in connection with any application for a reduction in the assessed valuation of the Building and/or the land thereunder or for a judicial review thereof, (collectively “Appeal Fees”), but solely to the extent that the Appeal Fees result directly in a reduction of taxes otherwise payable by Tenant.  However, in no event shall the portion of Operating Expenses used to calculate any billing to Tenant attributable to real estate taxes and assessments for any expense year be less than the billing for real estate taxes and assessments during the Base Year.

                                Operating Expenses shall also include, but not be limited to, the premiums for the following insurance coverage: all-risk, structural, fire, boiler and machinery, liability, earthquake and for replacement of tenant improvements to a maximum of $35.00 per usable square foot, and for such other coverage(s), and at such policy limit(s) as Landlord deems reasonably prudent and/or are required by any lender or ground lessor, which coverage and limits Landlord may, in Landlord’s reasonable discretion, change from time to time.

                                If, in any calendar year following the Base Year, as defined hereinbelow (a “Subsequent Year”), a new expense item (e.g. earthquake insurance, concierge services; entry card systems), is included in Operating Expenses which was not included in the Base Year Operating Expenses, then the cost of such new item shall be added to the Base Year Operating Expenses for purposes of determining the Additional Rent payable under this Article 4 for such Subsequent Year.  During each Subsequent Year, the same amount shall continue to be included in the computation of Operating Expenses for the Base Year, resulting in each such Subsequent Year Operating Expenses only including the increase in the cost of such new item over the Base Year, as so adjusted.  However, if in any Subsequent Year thereafter, such new item is not included in Operating Expenses, no such addition shall be made to Base Year Operating Expenses.

                                Conversely, as reasonably determined by Landlord, when an expense item that was originally included in the Base Year Operating Expenses is, in any Subsequent Year, no longer included in Operating Expenses, then the cost of such item shall be deleted from the Base Year Operating Expenses for purposes of determining the Additional Rent payable under this Article 4 for such Subsequent Year.  The same amount shall continue to be deleted from the Base Year Operating Expenses for each Subsequent Year thereafter that the item is not included.  However, if such expense item is again included in the Operating Expenses for any Subsequent Year, then the amount of said expense item originally included in the Base Year Operating Expenses shall again be added back to the Base Year Operating Expenses.

c)              Exclusions from Operating Expenses.  Notwithstanding anything contained in the definition of Operating Expenses as set forth in Subsection 4.1 b) of this Lease, Operating Expenses shall not include the following:

                        i)             Any ground lease rental;

                        ii)            The costs of repairs to the Building, if the costs of such repairs is reimbursed by the insurance carried by Landlord or subject to award under any eminent domain proceeding;

                        iii)           Costs, including permit, license and inspection costs, incurred with respect to the installation of Tenant’s or other occupant’s improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for Tenant or other occupants of the Building;

                        iv)            Depreciation, amortization and interest payments, except as specifically permitted herein or except on materials, tools supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services.  In such a circumstance, the inclusion of all depreciation, amortization and interest payments shall be determined pursuant to generally accepted accounting principles, consistently applied, amortized over the reasonably anticipated useful life of the capital item for which such amortization, depreciation or interest allocation was calculated;

                        v)             Marketing costs, including leasing commissions, attorneys’ fees incurred in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

                        vi)            Expenses for services not offered to Tenant or for which Tenant is charged directly, whether or not such services or other benefits are provided to another tenant or occupant of the Building;

                        vii)          Costs incurred due to Landlord’s or any tenant of the Building’s violation, other than Tenant, of the terms and conditions of any lease or rental agreement in the Building;

                        viii)         That portion of any billing by Landlord, its subsidiaries or affiliates for goods and/or services in the Building, to the extent that such billing exceeds the costs of such goods and/or services if rendered by an unaffiliated third parties on a competitive basis;

                        ix)           Costs incurred by Landlord for structural earthquake repairs necessitated by the January 17, 1994 earthquake that occurred in the vicinity of the Building;

                        x)             Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the land thereunder;

                        xi)           Costs associated with operating the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord’s ownership of the Building;

                        xii)          Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building, or other tenants signs;

                        xiii)         Electric, gas or other power costs for with Landlord has been directly reimbursed by another tenant or occupant of the Building, or for which any tenant directly contracts with the local public service company;

                        xiv)          Tax penalties and interest incurred as a result of Landlord’s negligent or willful failure to make payments and/or to file any income tax or informational return(s) when due, unless such non-payment is due to Tenant’s nonpayment of rent;

                        xv)           Costs incurred by Landlord to comply with notices of violation of the Americans With Disabilities Act, as amended, when such notices are for conditions existing prior to the Commencement Date;

                        xvi)          Any charitable or political contributions;

                        xvii)        The purchase or rental price of any sculpture, paintings or other object of art, whether or not installed in, on or upon the Building;

                        xviii)       Any compensation paid or expenses reimbursed to clerks, attendants or other persons working in any commercial concession(s) operated by Landlord, and any services provided, taxes attributable to and costs incurred in connection with the operation of any retail or restaurant operations in the Building;

                        xix)         Any accelerated payment(s) made at Landlord’s election on obligations, including, without limitation, taxes and assessments, undertaken by of which would not otherwise become due, to the extent that such accelerated payment(s) exceed the amount otherwise payable had Landlord not elected to accelerate payment thereof.  Notwithstanding such exclusion, the balance of such accelerated payment shall be included by Landlord in operating expense calculations for succeeding years, as if the payment had been made when originally due prior to such acceleration.

                        xx)           Costs, including attorneys’ fees and settlement judgments and/or payments in lieu thereof, arising from actual or potential claims, disputes, litigation or arbitration pertaining to Landlord and/or the Building;

                        xxi)         Insurance deductibles in excess of reasonable and customary deductible amounts, and/or whether or not reasonable and/or customary, in excess of $250,000 in any calendar year;

xxii)	Costs of repairs which would have been covered by casualty insurance but for Landlord’s failure to maintain casualty insurance to cover the replacement value of the Building as required by this Lease;
xxiii)	Capital expenditures not otherwise permitted hereunder;
xxiv)	The assessment or billing of operating expenses that results in Landlord being reimbursed more than one hundred percent (100%) of the total expenses for the calendar year in question;
xxv)	Costs to remove or abate or remediate hazardous materials or comply with laws regulating hazardous materials;
xxvi)	Any bad debt loss, rent loss or reserves for bad debts or rent loss; and
xxvii)

Costs incurred by Landlord to comply with applicable Codes (as such term is defined in Section 10.1 of this Lease), when compliance is in connection with conditions existing prior to the Commencement Date.

d) “Tenant’s Share” means .79%, which is derived by dividing the usable square footage of the Premises (2,084) by the usable square footage of the Building (265,105).

Section 4.2.  Calculation of Tenant’s Share of Increases in Operating Expenses.  If, commencing with the calendar year 2005, the Operating Expenses for any calendar year during the Term, or portion thereof, (including the last calendar year of the Term), have increased over the Operating Expenses for the calendar year 2004 (the “Base Year”), then within thirty (30) days after Tenant’s receipt of Landlord’s computation of such increase (an “Escalation Statement”), Tenant shall pay to Landlord, as Additional Rent, an amount equal to the product obtained by multiplying such increase by Tenant’s Share.

        Landlord may, at or after the start of any calendar year subsequent to the Base Year, notify Tenant of the amount which Landlord estimates will be Tenant’s monthly share of any such increase in Operating Expenses for such calendar year over the Base Year and the amount thereof shall be added to the Fixed Monthly Rent payments required to be made by Tenant in such year.  If Tenant’s Share of any such increase in rent payable hereunder as shown on the Escalation Statement is greater or less than the total amounts actually billed to and paid by Tenant during the year covered by such statement, then within thirty (30) days thereafter, Tenant shall pay in cash any sums owed Landlord or, if applicable, Tenant shall either receive a credit against any Fixed Monthly Rent and/or Additional Rent next accruing for any sum owed Tenant, or if Landlord’s Escalation Statement is rendered after the expiration or earlier termination of this Lease and indicates that Tenant’s estimated payments have exceeded the total amount to which Tenant was obligated, then provided that Landlord is not owed any other sum by Tenant, Landlord shall issue a cash refund to Tenant within thirty (30) days after Landlord’s completion of such Escalation Statement.

        Within one hundred fifty (150) days after receipt of a statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the statement, Tenant may review Landlord’s records with respect to such statement at Landlord’s offices.  Tenant may, after such review, but within one hundred fifty (150) days after receipt of a statement, retain an independent certified public accountant (“Tenant’s Accountant”) to, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to such statement at Landlord’s offices, provided that Tenant is not then in default under this Lease beyond any applicable notice and/or cure period and Tenant has paid all amounts required to be paid under the applicable statement.  In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection.  Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within one hundred fifty (150) days of Tenant’s receipt of such statement shall be deemed to be Tenant’s approval of such statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such statement.  If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (“Landlord’s Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by Landlord’s Accountant proves that Operating Expenses were overstated by more than five percent (5%), then the cost of  Landlord’s Accountant and Tenant’s Accountant and the costs of such determination shall be paid for by Landlord.  Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Operating Expenses payable by Tenant shall be as set forth in this Section 4.2 and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Operating Expenses payable by Tenant.

Section 4.3.  Tenant’s Payment of Direct Charges as Additional Rent.  Tenant shall promptly and duly pay all costs and expenses incurred for or in connection with any Tenant Change or Tenant Service, and discharge any mechanic’s or other lien created against the Premises, Building or the Real Property arising as a result of or in connection with any Tenant Change or Tenant Service as Additional Rent by paying the same, bonding or manner otherwise provided by law.

        Any other cost, expense, charge, amount or sum (other than Fixed Monthly Rent) payable by Tenant as provided in this Lease shall also be considered Additional Rent.

        Certain individual items of cost or expense may, in the reasonable determination of Landlord, be separately charged and billed to Tenant by Landlord, either alone or in conjunction with another party or parties, if they are deemed in good faith by Landlord to apply solely to Tenant and/or such other party or parties and are not otherwise normally recaptured by Landlord as part of normal operating expenses.  Landlord shall give Tenant prior notice and the opportunity to cure any circumstance that would give rise to such separate and direct billing.

        Said separate billing shall be paid as Additional Rent, regardless of Tenant’s Share.  Such allocations by Landlord shall be binding on Tenant unless patently unreasonable, and shall be payable within thirty (30) days after receipt of Landlord’s billing therefor.

ARTICLE 5
ETHICS

INTENTIONALLY DELETED

ARTICLE 6
USE OF PREMISES

Section 6.1.  Use.  The Premises shall only be for general office use consistent with the operation of a first-class office building in the Beverly Hills area (the “Specified Use”) and for no other purposes, without Landlord’s prior written consent, which consent shall be in Landlord’s sole discretion.  Any proposed revision of the Specified Use by Tenant shall be for a use consistent with those customarily found in first-class office buildings.  Reasonable grounds for Landlord withholding its consent shall include, but not be limited to:

a)              the proposed use will place a disproportionate burden on the Building systems;

b)              the proposed use is for governmental or medical purposes or for a company whose primary business is that of conducting boiler-room type transactions or sales;

c)              the proposed use would generate excessive foot traffic to the Premises and/or Building.

        So long as Tenant is in control of the Premises, Tenant covenants and agrees that it shall not use, suffer or permit any person(s) to use all or any portion of the Premises for any purpose in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the City or County of Los Angeles, or other lawful authorities having jurisdiction over the Building.

        Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or unreasonably interfere with the rights of other tenants or occupants of the Building, or injure or annoy them.  Tenant shall not use or allow the Premises to be used for any pornographic or violent purposes, nor shall Tenant cause, commit, maintain or permit the continuance of any nuisance or waste in, on or about the Premises.  Tenant shall not use the Premises in any manner that in Landlord’s reasonable judgment would adversely affect or interfere with any services Landlord is required to furnish to Tenant or to any other tenant or occupant of the Building, or that would interfere with or obstruct the proper and economical rendition of any such service.

Section 6.2.  Exclusive Use.  Landlord represents that Tenant’s Specified Use of the Premises and its usage for private banking and investment banking and related activities (“Particular Usage”) does not conflict with exclusive use provisions granted by Landlord in other leases for the Building.  Landlord further agrees that it shall, in the future, not grant an exclusive use privilege to any other tenant in the Building that will prevent Tenant from continuing to use the Premises for its Specified Use or the Particular Usage.

        Tenant acknowledges and agrees that it shall not engage in any of the uses specified hereinbelow, for which Landlord has already granted exclusive rights:

a)     Gymnasium or private fitness training; and

b)    Designer shoes

        Provided that Tenant has received written notice of the same from Landlord, and further provided that Landlord does not grant a future exclusive use right that prohibits Tenant from engaging in the Specified Use or the Particular Usage, then Tenant agrees that it shall not violate any exclusive use provision(s) granted by Landlord to other tenants in the Building.

Section 6.3.  Rules and Regulations.  Tenant shall observe and comply with the rules and regulations set forth in Exhibit C, and such other and further reasonable and non-discriminatory rules and regulations as Landlord may make or adopt and communicate to Tenant in writing at any time or from time to time, when said rules, in the reasonable judgment of Landlord, may be necessary or desirable to ensure the first-class operation, maintenance, reputation or appearance of the Building. However, if any conflict arises between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control.

        Provided Landlord makes commercially reasonable efforts to seek compliance by all occupants of the Building with the rules and regulations adopted by Landlord, Landlord shall not be responsible to Tenant for the failure of any other tenants or occupants of the Building to comply with said rules and regulations.

ARTICLE 7
CONDITION UPON VACATING & REMOVAL OF PROPERTY

Section 7.1.  Condition upon Vacating.  At the expiration or earlier termination of this Lease, Tenant shall:

a)              terminate its occupancy of, quit and surrender to Landlord, all or such portion of the Premises upon which this Lease has so terminated, broom-clean and in the same condition as received except for:

i)                ordinary wear and tear, or

ii)            loss or damage by fire or other casualty; and

b)              surrender the Premises free of any and all debris and trash and any of Tenant’s personal property, furniture, fixtures and equipment that do not otherwise become a part of the Real Property, pursuant to the provisions contained in Section 7.2 hereinbelow; and

c)              at Tenant’s sole expense, forthwith and with all due diligence remove any Tenant Change made by Tenant and restore the Premises to their original condition, reasonable wear and tear excepted.  However, Tenant shall only be obligated to remove said Tenant Change if it was made without Landlord’s approval and/or if Landlord notified Tenant of its obligation to do so at the time Landlord approved Tenant’s request for a Tenant Change.  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Tenant Change, Landlord may do so and may charge the cost thereof to Tenant.  For purposes of this Section 7.1, a Tenant Change shall not include any of the Tenant Improvements to be made in accordance with Exhibit B of this Lease or any wiring or cabling.

Section 7.2.  Tenant’s Property.  All fixtures, equipment, improvements and installations attached or built into the Premises at any time during the Term shall, at the expiration or earlier termination of this Lease, be deemed the property of Landlord; become a permanent part of the Premises and remain therein.  However, if said equipment, improvements and/or installations can be removed without causing any structural damage to the Premises, then, provided after such removal Tenant restores the Premises to the condition existing prior to installation of Tenant’s trade fixtures or equipment, Tenant shall be permitted, at Tenant’s sole expense, to remove said trade fixtures and equipment.

ARTICLE 8
UTILITIES AND SERVICES

Section 8.1.  Normal Building Hours / Holidays.  The “Normal Business Hours” of the Building, during which Landlord shall furnish the services specified in this Article 8 are defined as 6:00 A.M. to 7:00 P.M., Monday through Friday, and 7:00 A.M. to 2:00 P.M. on Saturday, any one or more Holiday(s) excepted.

        The “Holidays” which shall be observed by Landlord in the Building are defined as any federally-recognized holiday and any other holiday specified herein, which are: New Years Day, Presidents’ Day, Memorial Day, the 4th of July, Labor Day, Thanksgiving Day, the day after Thanksgiving, and Christmas Day (each individually a “Holiday”).  Tenant acknowledges that the Building shall be closed on each and every such Holiday, and Tenant shall not be guaranteed access to Landlord or Landlord’s managing agent(s) on each such Holiday.

Section 8.2.  Access to the Building and General Services.        Subject to Force Majeure and any power outage(s) which may occur in the Building when the same are out of Landlord’s reasonable control, Landlord shall furnish the following services to the Premises twenty-four (24) hours per day, seven days per week:

a)              during Normal Business Hours, bulb replacement for building standard lights;

b)              access to and use of the parking facilities for persons holding valid parking permits or customers or guests of Tenant;

c)              access to and use of the elevators and the Premises, it being expressly understood and agreed that there shall be no charge for use of the freight elevators;

d)              use of electrical lighting on an as-needed basis within the Premises; and

e)              use of a reasonable level of water for kitchen and toilet facilities in the Premises and common area bathrooms.

Section 8.3.  Janitorial Services.  Landlord shall furnish the Premises with a level of janitorial services consistent with the level of janitorial services provided by landlords of comparable first-class office buildings in the Beverly Hills area (“Comparable Buildings”) five (5) business days per week, except when the Building is closed on any Holiday.  Landlord shall retain the sole discretion to choose and/or revise the janitorial company providing said services to the Premises and/or Building, subject to Landlord’s compliance with the first sentence of this Section 8.3, and maintaining the Building in a first-class manner.

Section 8.4.  Security Services.  Tenant acknowledges that Landlord currently provides uniformed guard service to the Building twenty-four (24) hours per day, seven (7) days per week, solely for the purposes of providing surveillance of, information and directional assistance to persons entering the Building.

        Tenant acknowledges that such guard service shall not provide any measure of security or safety to the Building or the Premises, and that Tenant shall take such actions as it may deem necessary and reasonable to ensure the safety and security of Tenant’s property or person or the property or persons of Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders.  Tenant agrees and acknowledges that, except in the case of the gross negligence or willful misconduct of Landlord or its directors, employees, officers, partners or shareholders, Landlord shall not be liable to Tenant in any manner whatsoever arising out of the failure of Landlord’s guard service to secure  any person or property from harm.

        Tenant agrees and acknowledges that Landlord, in Landlord’s sole discretion, shall have the option, but not the obligation to add, decrease, revise the hours of and/or change the level of services being provided by any guard company serving the Building, so long as the level of security services provided to the Building remains consistent with the level of security services provided by landlords of Comparable Buildings.  Tenant further agrees that Tenant shall not engage or hire any outside guard or security company without Landlord’s prior written consent, which shall be in Landlord’s sole discretion.

Section 8.5.  Utilities.  During Normal Business Hours Landlord shall furnish a reasonable and comfortable level of water, heat, ventilation and air conditioning (“HVAC”), and a sufficient amount of electric current to provide customary business lighting and to operate ordinary office business machines, such as a single personal computer and ancillary printer per one hundred and twenty (120) Rentable square feet contained in the Premises, facsimile machines, small copiers customarily used for general office purposes, and such other equipment and office machines as do not result in above-standard use of the existing electrical system.  So long as the same remain reasonably cost competitive and are of first-class quality, Landlord shall retain the sole discretion to choose the utility vendor(s) to supply such services to the Premises and the Building.

        Except with the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned and/or delayed, Tenant shall not install or use any equipment, apparatus or device in the Premises that requires the installation of a 220 voltage circuit; consumes more than five (5) kilowatts per hour per item; or the aggregate use of which will in any way increase the connected load to more than 5 Watts per square foot, or cause the amount of electricity to be furnished or supplied for use in the Premises to more than 1.2 kWh per usable square foot, per month.

        Except with the prior written consent of Landlord, Tenant shall not connect any electrical equipment to the electrical system of the Building, except through electrical outlets already existing in the Premises, nor shall Tenant pierce, revise, delete or add to the electrical, plumbing, mechanical or HVAC systems in the Premises.

Section 8.6.  After Hours HVAC and/or Excess Utility Usage.  If Tenant requires HVAC service during other than Normal Business Hours (“Excess HVAC”), Tenant shall use reasonable efforts to make its request at least six (6) hours before the close of the normal business day. If less notice is given, Landlord shall use reasonable efforts to provide Excess HVAC.  Tenant’s request shall be deemed conclusive evidence of its willingness to pay the costs specified herein.  The current cost of Excess HVAC is $100.00 per hour, which shall increase only to the extent that Landlord’s actual, out-of-pocket costs of providing Excess HVAC increase.

        If Tenant requires electric current in excess of the amounts specified hereinabove,  water or gas in excess of that customarily furnished to the Premises as office space (“Excess Utility Use”), Tenant shall first procure Landlord’s prior written consent to such Excess Utility Use, which Landlord may reasonably refuse.

        In lieu of Landlord’s refusal, Landlord may cause a meter or sub-meter to be installed to measure the amount of water, gas and/or electric current consumed by Tenant in the Premises.  The cost of any such meter(s), and the installation, maintenance, and repair thereof, shall be paid by Tenant as Additional Rent.

        After completing installation of said meter(s), and/or if Tenant requests Excess HVAC, then Tenant shall pay, as Additional Rent, within thirty (30) calendar days after Tenant’s receipt of Landlord’s billing, for the actual amounts of all water, steam, compressed air, electric current and/or Excess HVAC consumed beyond the normal levels Landlord is required herein to provide.  Said billing shall be calculated on the usage indicated by such meter(s), sub-meter(s), or Tenant’s written request therefor, and shall be issued by Landlord at the rates charged for such services by the local public utility furnishing the same, plus any additional expense reasonably incurred by Landlord in providing said Excess Utility Use and/or in keeping account of the water, steam, compressed air and electric current so consumed, plus an administrative and billing fee equal to ten percent (10%) of the costs so billed.

Section 8.7.  Changes affecting HVAC.  Tenant shall also pay as Additional Rent for any additional costs Landlord incurs to repair any failure of the HVAC equipment and systems to perform their function when said failure arises out of or in connection with any change in, or alterations to, the arrangement of partitioning in the Premises after the Commencement Date, or from occupancy by, on average, more than one person for every one hundred and twenty-five (125) usable square feet of the Premises, or from Tenant’s failure to keep all HVAC vents within the Premises free of obstruction.

Section 8.8.  Damaged or Defective Systems.  Tenant shall give prompt notice to Landlord after Tenant acquires actual knowledge of any alleged damage to, or defective condition in any part or appurtenance of the Building’s sanitary, electrical, HVAC or other systems serving, located in, or passing through, the Premises.  Provided that the repair or remedy of said damage or defective condition is within the reasonable control of Landlord, it shall be remedied by Landlord with reasonable diligence.  Otherwise, Landlord shall make such commercially reasonable efforts as may be available to Landlord to effect such remedy or repair, but except in the case of Landlord’s gross negligence and/or willful misconduct or the gross negligence and/or willful misconduct of Landlord’s agents, contractors, directors, employees, officers, partners, and/or shareholders, Landlord shall not be liable to Tenant for any failure thereof.

        Tenant shall not be entitled to claim any damages arising from any such damage or defective condition nor shall Tenant be entitled to claim any eviction by reason of any such damage or defective condition unless:

a)              the same was caused by Landlord’s gross negligence or willful misconduct while operating or maintaining the Premises or the Building;

b)              the damage or defective condition has substantially prevented Tenant from conducting its normal business operations or obtaining access to at least seventy-five percent (75%) of the Premises; and

c)              Landlord shall have failed to commence the remedy thereof and proceeded with reasonable diligence to complete the same after Landlord’s receipt of notice thereof from Tenant.

        Furthermore, if such damage or defective condition was caused by, or is attributed to, a Tenant Change or the unreasonable or improper use of such system(s) by Tenant or its employees, licensees or invitees:

d)              the cost of the remedy thereof shall be paid by Tenant as Additional Rent pursuant to the provisions of Section 4.3;

e)              in no event shall Tenant be entitled to any abatement of rent as specified above; and

f)                Tenant shall be estopped from making any claim for damages arising out of Landlord’s repair thereof.

Section 8.9.  Limitation on Landlord’s Liability for Failure to Provide Utilities and/or Services.  Except in the case of Landlord’s gross negligence or willful misconduct or the gross negligence or willful misconduct of Landlord’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, Tenant hereby releases Landlord from any liability for damages, by abatement of rent or otherwise, for any failure or delay in furnishing any of the services or utilities specified in this Article 8 (including, but not limited to telephone and telecommunication services), or for any diminution in the quality or quantity thereof.

        Tenant’s release of Landlord’s liability shall be applicable when such failure, delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by Landlord’s inability to secure electricity, gas, water or other fuel at the Building after Landlord’s reasonable effort to do so, by accident or casualty whatsoever, by act or default of Tenant or parties other than Landlord, or by any other cause beyond Landlord’s reasonable control.  Such failures, delays or diminution shall never be deemed to constitute a constructive eviction or disturbance of Tenant’s use and possession of the Premises, or serve to relieve Tenant from paying Rent or performing any of its obligations under the Lease.

        Furthermore, Landlord shall not be liable under any circumstances for a loss of, injury to, or interference with, Tenant’s business, including, without limitation, any loss of profits occurring or arising through or in connection with or incidental to Landlord’s failure to furnish any of the services or utilities required by this Article 8.

        Notwithstanding the above, Landlord shall use commercially reasonable efforts to remedy any delay, defect or insufficiency in providing the services and or utilities required hereunder.

        Notwithstanding the foregoing, if Tenant is prevented from using and does not use, the Premises or any portion thereof, as a result of (i) Landlord’s failure to provide services or utilities as required by this Lease, or (ii) Landlord’s exercise of its rights under Section 12.11 below (an “Abatement Event”), then Tenant shall give Landlord Notice of such Abatement Event and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such Notice (the “Eligibility Period”), and such failure is in no way attributable to, or caused by, the acts of Tenant,  then the Fixed Monthly Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use (“Unusable Area”), bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Fixed Monthly Rent and Additional Rent for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises.  If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.  Such right to abate Fixed Monthly Rent and Additional Rent shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event.

Section 8.10.  Tenant Provided Services.  Tenant shall make no contract or employ any labor in connection with the maintenance, cleaning or other servicing of the physical structures of the Premises or for installation of any computer, telephone or other cabling, equipment or materials provided in or to the Premises (collectively and individually a “Tenant Service”) without the prior consent of Landlord, which consent shall not be unreasonably withheld.  Tenant shall not permit the use of any labor, material or equipment in the performance of any Tenant Service if the use thereof, in Landlord’s reasonable judgment, would violate the provisions of any agreement between Landlord and any union providing work, labor or services in or about the Premises, Building and/or create labor disharmony in the Building.

ARTICLE 9
TENANT’S INDEMNIFICATION AND LIMITATION ON LANDLORD’S LIABILITY

Section 9.1.  Tenant’s Indemnification and Hold Harmless.  For the purposes of this Section 9.1, “Indemnitee(s)” shall jointly and severally refer to Landlord and Landlord’s agents, clients, contractors, directors, employees, officers, partners, and/or shareholders.

        Tenant shall indemnify and hold Indemnitees harmless from and against all claims, suits, demands, damages, judgments, costs, interest and expenses (including attorneys fees and costs incurred in the defense thereof) to which any Indemnitee may be subject or suffer to the extent the same arise out of the negligence or willful misconduct of Tenant or the negligence or willful misconduct of Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders in connection with the use of, work in, construction to, or actions in, on, upon or about the Premises, including any actions relating to the installation, placement, removal or financing of any Tenant Change, improvements, fixtures and/or equipment in, on, upon or about the Premises.

        Tenant’s indemnification (if required pursuant to the above paragraph) shall extend to any and all claims and occurrences, whether for injury to or death of any person or persons, or for damage to property (including any loss of use thereof), or otherwise, occurring during the Term or prior to the Commencement Date (if Tenant has been given early access to the Premises for whatever purpose), and to all claims arising from any condition of the Premises due to or resulting from any default by Tenant in the keeping, observance or performance of any covenant or provision of this Lease, or from the negligence or willful misconduct of Tenant or the negligence or willful misconduct of Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders.

Section 9.2.  Nullity of Tenant’s Indemnification in Event of Negligence.  Notwithstanding anything to the contrary contained in this Lease, Tenant’s indemnification shall not extend to the negligence or willful misconduct of Landlord or the negligence or willful misconduct of Landlord’s agents, contractors, directors, employees, officers, partners or shareholders, nor to such events and occurrences for which Landlord otherwise carries insurance coverage.

Section 9.3.  Tenant’s Waiver of Liability.  Provided and to the extent that any injury or damage suffered by Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, officers, partners, and/or shareholders did not arise out of the  negligence or willful misconduct of Landlord or the negligence or willful misconduct of Landlord’s agents, contractors, employees, officers, partners or shareholders, Tenant shall make no claim against Landlord and Landlord shall not be liable or responsible in any way for, and Tenant hereby waives all claims against Landlord with respect to or arising out of injury or damage to any person or property in or about the Premises by or from any cause whatsoever under the reasonable control or management of Tenant.

Section 9.4.  Limitation of Landlord’s Liability.  Tenant expressly agrees that, notwithstanding anything in this Lease and/or any applicable law to the contrary, the liability of Landlord and Landlord’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, including any successor in interest thereto (collectively and individually the “Landlord Parties”), and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, including rental income and proceeds from insurance.

        Tenant specifically agrees that neither Landlord nor any of the Landlord Parties shall have any personal liability therefor.  Further, Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

Section 9.5.  Transfer of Landlord’s Liability.  Tenant expressly agrees that, to the extent that any transferee assumes the obligations of Landlord hereunder in writing, and provided Landlord has either transferred the complete Security Deposit held pursuant to this Lease or refunded the same to Tenant as of the date of such transfer, then the covenants and agreements on the part of Landlord to be performed under this Lease which arise and/or accrue after the date of such transfer shall not be binding upon Landlord herein named from and after the date of transfer of its interest in the Building.

Section 9.6.  Landlord’s Indemnification.  Notwithstanding any contrary provision of this Lease, Landlord shall indemnify, and hold Tenant and Tenant’s agents, clients, directors, officers, partners, employees, shareholders and contractors harmless from and against, any and all claims, causes of action, liabilities, losses, reasonable costs and expenses, including reasonable attorney’s fees and court costs, arising from or in connection with:

a)              any activity occurring, or condition existing, at or in the Building and/or the Real Property (other than in the Premises) when such activity or condition is under the reasonable control of Landlord, except and to the extent the same is caused by the negligence or willful misconduct of Tenant or Tenant’s employees, agents, licensee, invitees, or contractors, or by Tenant’s breach or default in the performance of any obligation under this Lease;

b)              any activity occurring, or condition existing in the Premises when and to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors; or

c)     any breach by Landlord of any of Landlord’s obligations under this Lease.

ARTICLE 10
COMPLIANCE WITH LAWS

Section 10.1.  Tenant’s Compliance with Laws.  Tenant shall not use, permit to be used, or permit anything to be done in or about all or any portion of the Premises which will in any way violate any laws, statutes, ordinances, rules, orders or regulations duly issued by any governmental authority having jurisdiction over the Premises, or by the Board of Fire Underwriters (or any successor thereto) (collectively “Codes”).

Section 10.2.  Tenant to Comply at Sole Expense.  Tenant shall, at its sole expense, promptly remedy any violation of such Codes relating to the condition of the Premises, provided, however, that nothing contained in this Section 10.2 shall require Tenant to make any structural changes, or other alterations, additions or improvements of a capital nature to the Premises, unless such changes are required due to either Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders use of the Premises for purposes other than general office purposes consistent with a Class A office building.

Section 10.3.  Conclusive Evidence of Violation.  The judgment of any court of competent jurisdiction; Tenant’s admission; or the admission of any one or more of Tenant’s agents, contractors, directors, employees, officers, partners or shareholders in any action against Tenant, whether or not Landlord is a party thereto, that Tenant has so violated any one or more Codes shall be conclusive evidence of such violation as between Landlord and Tenant.

Section 10.  Landlord’s Compliance with Law.  Landlord represents that to the best of Landlord’s knowledge, and except as expressly provided in this Lease (including any of the exhibits attached hereto) Landlord has not received any notice of any non-compliance with any law, regulation or code affecting the Premises or the Building from any applicable governmental authority having jurisdiction.  If Landlord is cited for any such non-compliance, and:

a)     Landlord chooses to not dispute such citation (or Landlord disputes such citation and is unsuccessful); and

b)    The existence of such condition materially affects Tenant’s reasonable occupancy and beneficial use of the Premises, then Landlord shall commence to cure said non-compliance at Landlord’s expense if such non-compliance is due to a condition that existed prior to the Commencement Date, and as part of Operating Expenses of the Building if such non-compliance is due to a condition that arises after the Commencement Date.

ARTICLE 11
ASSIGNMENT AND SUBLETTING

Section 11.1.  Permission Required for Assignment or Sublet.  Unless Landlord’s prior written consent has been given, which consent shall not be unreasonably withheld, conditioned and/or delayed (subject to the express provisions of this Article 11), this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law; nor shall Tenant:

a)              assign Tenant’s interest in this Lease; or

b)              sublet the Premises or any part thereof or permit the Premises or any part thereof to be utilized by anyone other than Tenant, whether as by a concessionaire, franchisee, licensee, permittee or otherwise (collectively, a “sublease”)

        In addition, except for Transfers under clauses (a) or (b), Tenant shall not mortgage, pledge, encumber or otherwise transfer this Lease, the Term and/or estate hereby granted or any interest herein without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion.

        Any assignment, mortgage, pledge, encumbrance, transfer or sublease (collectively, any “Transfer”) without Landlord’s prior written consent shall be voidable, and, in Landlord’s sole election, shall constitute a material default under this Lease.

Section 11.2.  Voluntary Assignment due to Changes in Structure of Tenant.  A change of stock ownership or control of Tenant shall not require the consent of Landlord; provided, however, that Tenant shall give Landlord not less than ten (10) days’ prior notice of any such transfer of ownership or control.

        Any withdrawal or change (whether voluntary, involuntary, or by operation of law) in the partnership by one or more partners who own, in the aggregate fifty percent (50%) or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment.

        If Tenant is comprised of more than one individual, a purported assignment (whether voluntary, involuntary, or by operation of law), by any one of the persons executing this Lease shall be deemed a voluntary assignment.

Section 11.2.1.  Affiliated Companies/Restructuring of Business Organization.  Any contrary provision of this Article 11 notwithstanding, the assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases all or substantially all of the stock or assets of Tenant, or (iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as “Affiliates”) shall not be deemed a Transfer under this Article 11 and thus shall not be subject  to Landlord’s prior consent, and Landlord shall not be entitled to any Net Rental Profit resulting therefrom, provided that:

a)  Any such Affiliate was not formed as a subterfuge to avoid the obligations of this Article 11;

b)  Tenant gives Landlord at least ten (10) days’ prior notice of any such assignment or sublease to an Affiliate;

c)  The successor of Tenant and Tenant have as of the effective date of any such assignment or sublease a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding good will as an asset), which is sufficient to meet the then-remaining obligations of Tenant under this Lease;

d)  Any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease with respect to that portion of the Premises which is the subject of such Transfer (other than the amount of Fixed Monthly Rent payable by Tenant with respect to a sublease); and

e)  Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease.

Section 11.3.  Request to Assign or Sublease.  If at any time during the Term, Tenant wishes to assign this Lease or any interest therein, or to sublet all or any portion of the Premises, then at least twenty (20) days prior to the date when Tenant desires the assignment or sublease to be effective, Tenant shall give written notice to Landlord setting forth the name, address, and business of the proposed assignee or sublessee, business and personal credit applications completed on Landlord’s standard application forms, and information (including references and such financial documentation as Landlord shall reasonably prescribe) concerning the character and financial condition of the proposed assignee or sublessee, the effective date of the assignment or sublease, and all the material terms and conditions of the proposed assignment, and with reference solely to a sublease: a detailed description of the space proposed to be sublet, together with any rights of the proposed sublessee to use Tenant’s improvements and/or ancillary services with the Premises.  Tenant expressly acknowledges and agrees that if Tenant proposes to assign this Lease or sublet all of the Premises to an entity other than an Affiliate (as such term is defined in Section 11.2.1 of this Lease), and the financial status and creditworthiness of the entity is such that Landlord would ordinarily require the payment of a security deposit, Tenant shall provide Landlord with a security deposit equal to the Fixed Monthly Rent payable by Tenant under this Lease as of the effective date of the proposed Transfer.

Section 11.4.  Landlord’s Consent.  Landlord shall have twenty (20) days after Tenant’s notice of assignment and/or sublease is received with the financial information reasonably requested by Landlord to advise Tenant of Landlord’s (i) consent to such proposed assignment or sublease, (ii) withholding of consent to such proposed assignment or sublease, or (iii) election to terminate this Lease, such termination to be effective as of the date of the commencement of the proposed assignment or subletting.  If Landlord shall exercise its termination right hereunder, Landlord shall have the right to enter into a lease or other occupancy agreement directly with the proposed assignee or subtenant, and Tenant shall have no right to any of the rents or other consideration payable by such proposed assignee or subtenant under such other lease or occupancy agreement, even if such rents and other consideration exceed the rent payable under this Lease by Tenant.  Landlord shall have the right to lease the Premises to any other tenant, or not lease the Premises, in its sole and absolute discretion.  Landlord and Tenant specifically agree that Landlord’s right to terminate this Lease under clause (iii) above is a material consideration for Landlord’s agreement to enter into this Lease and such right may be exercised in Landlord’s sole and absolute discretion and no test of reasonableness shall be applicable thereto; provided, however, that Landlord may exercise the termination right described in said clause (iii) only if Tenant proposes to assign this Lease or sublet the entire Premises.

        Tenant acknowledges that Landlord’s consent shall be based upon the criteria listed in Sections 11.4 (a) through (e) below, and subject to Landlord’s right to unilaterally disapprove of any proposed assignment and/or sublease, based on the existence of any condition contained within Section 11.5 hereinbelow.  If Landlord either provides its consent or fails to respond within the time period specified, Tenant shall be free to complete the assignment and/or sublet such space to the party contained in Tenant’s notice, subject to the following conditions:

a)              The assignment and/or sublease shall be on the same terms as were set forth in the notice given to Landlord;

b)              The assignment and/or sublease shall be documented in a written format that is reasonably acceptable to Landlord, which form shall specifically include the assignee’s and/or sublessee’s acknowledgement and acceptance of the obligation contained in this Lease, in so far as applicable;

c)              The assignment and/or sublease shall not be valid, nor shall the assignee or sublessee take possession of the Premises, or subleased portion thereof, until an executed duplicate original of such sublease and/or assignment has been delivered to Landlord;

d)              In the event of any Transfer, Landlord shall receive as Additional Rent hereunder (and without affecting or reducing any other obligation of Tenant under this Lease) fifty percent (50%) of Tenant’s “Net Rental Profit” derived from such Transfer.  If Tenant shall elect to Transfer, Tenant shall use reasonable and good faith efforts to secure consideration from any such Transferee which would be generally equivalent to then-current market rent for a sublease of the square footage and for the term then being offered by Tenant, but in no event shall Tenant’s monetary obligations to Landlord, as set forth in this Lease, be reduced.   Net Rental Profit shall mean all rent, additional rent or other consideration payable (in lieu of or in addition to rent) by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant in connection with such Transfer for (i) any improvement allowance or other economic concessions (space planning allowance, moving expenses, etc.) paid by Tenant or Transferee in connection with such Transfer, (ii) any brokerage commissions incurred by Tenant in connection with the Transfer, and (iii) reasonable attorneys’ fees incurred by Tenant in connection with the Transfer.

                                Tenant shall deliver to Landlord a statement within thirty (30) days after the end of each calendar year and/or within thirty (30) days after the expiration or earlier termination of the Term of this Lease in which any Transfer has occurred, specifying for each such Transfer:

i)                the date of its execution and delivery, the number of square feet of the Rentable Area demised thereby, and the Term thereof, and

ii)            a computation in reasonable detail showing the amounts (if any) paid and payable by Tenant to Landlord pursuant to this Section 11.4 with respect to such Transfer for the period covered by such statement, and the amounts (if any) paid and payable by Tenant to Landlord pursuant to this Section 11.4 with respect to any payments received from a Transferee during such period but which relate to an earlier period.

Section 11.5.  Reasonable Grounds for Denial of Assignment and/or Sublease.  Landlord and Tenant agree that, in addition to such other reasonable grounds as Landlord may assert for withholding its consent, it shall be reasonable under this Lease and any applicable law for Landlord to withhold its consent to any proposed Transfer, where any one or more of the following conditions exists:

a)              The proposed sublessee or assignee (a “Transferee”) is, in Landlord’s reasonable judgment, of a character or reputation which is not consistent with those businesses customarily found in a Class A office building;

b)              The Transferee is engaged in a business or intends to use all or any portion of the Premises for purposes which are not consistent with those generally found in the Building or other Class A office buildings in the vicinity of the Building, provided, however, that in no event shall Landlord be permitted to decline Tenant’s request for a Transfer solely on the basis of said Transferee’s intent to change the Specified Use from that of Tenant, unless such proposed change shall violate any Exclusive Use provision already granted by Landlord;

c)              The Transferee is either a governmental agency or instrumentality thereof;

d)              The Transfer will result in more than a reasonable and safe number of occupants within the Premises;

e)              The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the sublease, if a sublessee, or the Lease, if an assignee, on the date consent is requested, or has demonstrated a prior history of credit instability or unworthiness;

f)                The Transfer will cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give another occupant of the Building a right to cancel its lease;

g)             The Transferee will retain any right originally granted to Tenant to exercise a right of renewal, right of expansion, right of first offer or other similar right held by Tenant;

h)             Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee is a tenant in the Building at the time Tenant requests approval of the proposed Transfer, or is engaged in on-going negotiations with Landlord to lease space in the Building at the time Tenant requests approval of the proposed Transfer, and Landlord can make space available in the Building comparable to the space that is the subject of the proposed Transfer; or

i)                The Transferee intends to use all or a portion of the Premises for medical procedures or for a primary business which is as a boiler-room type sales or marketing organization.

Section 11.6.  Tenant’s Continued Obligation.  Any consent by Landlord to an assignment of this Lease and/or sublease of the Premises shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent by Landlord to any subsequent hypothecation, assignment, subletting, occupation or use by another person, and Tenant shall remain liable to pay the Rent and/or perform all other obligations to be performed by Tenant hereunder.  Landlord’s acceptance of Rent or Additional Rent from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease.  Landlord’s consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

        If any assignee or sublessee of Tenant or any successor of Tenant defaults in the performance of any of the provisions of this Lease, whether or not Landlord has collected Rent directly from said assignee or sublessee, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, sublessee or other successor-in-interest.

        Provided that in no event shall any further assignment, sublease, amendment or modification to this Lease serve to either increase Tenant’s liability or expand Tenant’s duties or obligations hereunder, or relieve Tenant of its liability under this Lease, then Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with any assignee, without notifying Tenant or any successor of Tenant, and without obtaining their consent thereto.

Section 11.7.  Tenant To Pay Landlord’s Costs.  If Tenant assigns or sublets the Premises or requests the consent of Landlord to any assignment, subletting or other modification of this Lease, or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, whether or not Landlord shall grant consent thereto, then Tenant shall, concurrent with Tenant’s submission of any written request therefor, pay to Landlord the non-refundable sum of $1,000 as reasonable consideration for Landlord’s considering and processing the applicable request.

Section 11.8.  Successors and Assigns.  Subject to the provisions contained herein, the covenants and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, their respective successors and assigns and all persons claiming by, through or under them.

ARTICLE 12
MAINTENANCE, REPAIRS, DAMAGE, DESTRUCTION, RENOVATION AND/OR ALTERATION

Section 12.1.  Tenant’s Obligation to Maintain.  Tenant shall, at Tenant’s sole expense, maintain the non-structural portions of the Premises in good order and repair, and shall also keep clean any portion of the Premises which Landlord is not obligated to clean.  Such obligation shall include the clean-out; repair and/or replacement of Tenant’s garbage disposal(s), Instant-Heat or other hot water producing equipment, if any, and the cleaning and removal of any dishes and/or food prior to the same becoming unsanitary.  If Tenant becomes obligated to repair anything within the Premises and desires that Landlord make the repair, Tenant shall advise Landlord’s managing agent of such need, which request shall be presumed conclusive evidence of Tenant’s obligation and willingness to reimburse Landlord a fair and reasonable charge for such repair(s), unless such repair is Landlord’s obligation as described in this Section 12.1 or in the event of a casualty.

        Further, Tenant shall pay the cost of any injury, damage or breakage in, upon or to the Premises created by Tenant’s gross negligence or willful misconduct or the gross negligence or willful misconduct of Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders.

        Subject to Tenant’s obligation for reimbursement to Landlord, if applicable, as specified herein, Landlord shall make all repairs to the Premises. Landlord shall maintain in first-class operating condition and repair, the Common Areas, the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, structural elements of the Premises, all of the systems and equipment of the Building and the Tenant Improvements installed in the Premises.  The allocation of the foregoing costs of such maintenance and repair shall be governed by Article 4.  However, if such repairs, maintenance or cleaning are required due to Tenant’s gross negligence or willful misconduct or the gross negligence or willful misconduct of Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders, then, Tenant shall, within thirty (30) days after receipt of Landlord’s billing therefor, reimburse Landlord, as Additional Rent, for any expense of such repairs, cleaning and/or maintenance in excess of any insurance proceeds available for reimbursement thereof, including for any deductible anticipated in connection therewith.

        Tenant hereby waives all right to make repairs at Landlord’s expense under the provisions of Section 1932(1), 1941 and 1942 of the Civil Code of California.

Section 12.2.  Repair Period Notice.  Tenant shall give prompt notice to Landlord of Tenant’s actual knowledge of any damage or destruction to all or any part of the Premises or Building resulting from or arising out of any fire, earthquake, or other identifiable event of a sudden, unexpected or unusual nature (individually or collectively a “Casualty”).  The time periods specified in this Section 12.2. shall commence on the earlier of the date of Landlord’s actual knowledge of the Casualty or after Landlord receives said written notice from Tenant of the occurrence of a Casualty.  After the earlier of Landlord ‘s actual knowledge or receipt of Tenant’s written notice that a Casualty has occurred, Landlord shall, within the later of:

a)              sixty (60) days after the date on which Landlord determines the full extent of the damage caused by the Casualty; or

b)              thirty (30) days after Landlord has determined the extent of the insurance proceeds available to effectuate repairs, but

c)              in no event more than ninety (90) days after the Casualty,

        provide written notice to Tenant indicating the anticipated time period for repairing the Casualty (the ”Repair Period Notice”).  The Repair Period Notice shall also state, if applicable, Landlord’s election either to repair the Premises, or to terminate this Lease, pursuant to the provisions of Section 12.3, and if Landlord elects to terminate this Lease, Landlord shall use commercially reasonable efforts to provide Tenant with a minimum period of ninety (90) days within which to fully vacate the Premises.

Section 12.3.  Landlord’s Option to Terminate or Repair.  Notwithstanding anything to the contrary contained herein, Landlord shall have the option, but not the obligation to elect not to rebuild or restore the Premises and/or the Building if one or more of the following conditions is present:

a)              repairs to the Premises cannot reasonably be completed within one hundred and eighty (180) days after the date of the Casualty (when such repairs are made without the payment of overtime or other premiums);

b)              repairs required cannot be made pursuant to the then-existing laws or regulations affecting the Premises or Building, or the Building cannot be restored except in a substantially different structural or architectural form than existed before the Casualty;

c)              the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall require that all or such large a portion of the insurance proceeds be used to retire the mortgage debt, so that the balance of insurance proceeds remaining available to Landlord for completion of repairs shall be insufficient to repair said damage or destruction;

d)              the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall terminate the mortgage, ground or underlying lease, as the case may be;

e)              provided Landlord has carried the coverage Landlord is required to obtain under Section 19.1 of this Lease, the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies;

f)                more than thirty-three and one-third percent (33 1/3%) of the Building is damaged or destroyed, whether or not the Premises is affected, provided that Landlord elects to terminate all other leases for offices of a similar size in the Building.

        If Landlord elects not to complete repairs to the Building or Premises, pursuant to this Section 12.3, Landlord’s election to terminate this Lease shall be stated in the Repair Period Notice, in which event this Lease shall cease and terminate as of the date contained in Landlord’s Repair Period Notice.

        If one hundred percent of the Building is damaged or destroyed, as certified by an independent building inspector, this Lease shall automatically terminate after Tenant’s receipt of written notice of such termination from Landlord, and without action beyond the giving of such notice being required by either Landlord or Tenant.

        Upon any termination of this Lease pursuant to this Section 12.3, Tenant shall pay its prorata share of Fixed Monthly Rent and Additional Rent, properly apportioned up to the date of such termination, reduced by any abatement of Rent to which Tenant is entitled under Section 12.5; after which both Landlord and Tenant shall thereafter be freed and discharged of all further obligations under the Lease, except for those obligations which by their provisions specifically survive the expiration or earlier termination of the Term.

Section 12.4.  Tenant’s Option to Terminate.  If

a)              the Repair Period Notice provided by Landlord indicates that the anticipated period for repairing the Casualty (the “Repair Period”) exceeds one hundred and eighty (180) days after the Casualty, or

b)              the Casualty to the Premises occurs during the last twelve (12) months of the Term;

then Tenant shall have the option, but not the obligation, to terminate this Lease by providing written notice (“Tenant’s Termination Notice”) to Landlord within thirty (30) days after receiving the Repair Period Notice in the case of 12.4 (a); or within thirty (30) days after the Casualty, in the case of Section 12.4 (b).  Furthermore, if

Landlord has not completed the repairs thereafter on or before thirty (30) days after the expiration of the Repair Period,

then Tenant shall also have the option, but not the obligation, to terminate this Lease by giving Landlord written notice of its intention to so terminate, which notice shall be given not more than forty-five (45) days after expiration of the Repair Period.

        Tenant’s failure to provide Landlord with Tenant’s Termination Notice within the time periods specified hereinabove shall be deemed conclusive evidence that Tenant has waived its option to terminate this Lease.

Section 12.5.  Temporary Space and/or Rent Abatement During Repairs or Renovation.  During the Repair Period or during any such period that Landlord completes Work (as defined hereinbelow) or Renovations (as defined in Section 12.11 hereinbelow), if available, and if requested by Tenant, Landlord shall make available to Tenant other space in the Building which, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business.  However, if such temporary space is smaller than the Premises, Tenant shall pay Fixed Monthly Rent and Additional Rent for the temporary space based upon the calculated rate per Rentable square foot payable hereunder for the Premises, times the number of Rentable square feet available for Tenant’s use in the temporary space.  If such temporary space is larger than the Premises, Tenant shall pay Fixed Monthly Rent and Additional Rent for the temporary space based upon the square footage of the Premises initially leased to Tenant, and Landlord shall pay the costs of the move in to the temporary space and the move back to the Premises initially leased to Tenant, including the cost of the relocation of all telephone and computer cabling.

        If no temporary space is available that is reasonably satisfactory to Tenant, and any part of the Premises is rendered untenantable by reason of such Casualty, Work or Renovation, then to the extent that all or said portion of the usable area of the Premises is so rendered untenantable by reason of such Casualty, Work or Renovation, Tenant shall be provided with a proportionate abatement of Fixed

Monthly Rent and Additional Rent.  Said proportional abatement shall be based on the Usable Square Footage of the Premises that cannot and is not actually used by Tenant, divided by the total Usable square feet contained in the Premises; provided, however, if the remaining portion of the Premises is not usable for Tenant’s business purposes, then Tenant shall be entitled to a full abatement of Fixed Monthly Rent and Additional Rent.  That proportional abatement (or full abatement, as the case may be), if any, shall be provided during the period beginning on the later of:

a)              the date of the Casualty; or

b)              the actual date on which Tenant ceases to conduct Tenant’s normal business operations in all or any portion of the Premises,

and shall end on the date Landlord achieves substantial completion of restoration of the Premises.  Tenant’s acceptance of said abatement of Rent shall be deemed conclusive evidence of Tenant’s waiver of any further claim or right of future claim for any loss or damage asserted by Tenant arising out of the Casualty Repair, Work or Renovation, as the case may be.

Section 12.6.  Tenant’s Waiver of Consequential Damages.  Subject to Section 12.4, the provisions contained in Section 12.5 are Tenant’s sole remedy arising out of any Casualty.  Landlord shall not be liable to Tenant or any other person or entity for any direct, indirect, or consequential damage (including but not limited to lost profits of Tenant or loss of or interference with Tenant’s business), unless caused by the gross negligence or willful misconduct of Landlord or the gross negligence or willful misconduct of Landlord’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, due to, arising out of, or as a result of the Casualty (including but not limited to the termination of the Lease in connection with the Casualty).

Section 12.7. Restoration of the Premises.  If the cost of repair of any Casualty is covered under one or more of the insurance policies Landlord is required herein to provide, then Landlord shall restore the base core and shell of the Premises to its condition prior to the Casualty and repair and/or replace the Improvements previously installed in the Premises.

        If Landlord has elected to complete repairs to the Premises, and has not elected to terminate this Lease, as specified in Section 12.3, then Landlord shall complete such repairs within the Repair Period, in a manner, and at times, which do not unreasonably interfere with Tenant’s use of that portion of the Premises remaining unaffected by the Casualty.  Provided Landlord has elected to make the repairs required hereunder, this Lease shall not be void or voidable during the Repair Period, nor shall Landlord be deemed to have constructively evicted Tenant thereby.

Section 12.8.  Waiver.  Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any successor or other law of like import.

Section 12.9.  Repair of the Building.  Except as specified hereinabove, unless Landlord terminates this Lease as permitted hereinabove, Landlord shall repair the Building, parking structure or other supporting structures and facilities within two hundred ten (210) days after Landlord becomes aware of such damage and/or destruction.

Section 12.10.  Government-Required Repairs.  If, during the Term, additional inspections other than those standard annual or biannual inspections to which the Building may generally be subject; testing, repairs and/or reconstruction (collectively the “Work”) are required by any governmental authority, or if, upon the recommendation of its engineers, Landlord independently elects to undertake all or any portion of the Work prior to being required to do so by such governmental authority, Landlord shall give notice thereof to Tenant and shall use its best efforts not to unreasonably interfere with Tenant’s use of the Premises while completing the Work.  Tenant shall cooperate fully with Landlord in connection with the Work and, upon the prior written request of Landlord, shall make the Premises available for completion of the Work.  Tenant agrees that Landlord shall allocate all costs associated with completion of the Work to the Building’s Operating Expenses, when permitted to under the provisions of Section 4.1 of this Lease.

        If Landlord elects to undertake the Work during the Term, then Tenant shall be entitled to an abatement of rent, pursuant to the provisions of Section 12.5 hereinabove, and Landlord shall be completely responsible for repair of any damage to the Premises and all costs associated with the removal, moving and/or storage of Tenant’s furniture, artwork, office equipment and files.  If Tenant is moved to alternate space, then Landlord shall pay the costs of the move in to the alternate space and the move back to the Premises, including the cost of the relocation of all telephone and computer cabling.  Landlord will restore any and all areas damaged by completion of the Work to their previous quality and pay all clean-up costs.  Landlord further agrees that it shall use commercially reasonable efforts to see that all construction, such as coring or power nailing that could be disruptive to Tenant’s normal business operations shall, in so far as is reasonably possible, be performed between the hours of 7:00 p.m. to 7:00 a.m. Monday through Friday; after 1:00 p.m. on Saturdays and/or at any time on Sundays.

        Except in the case of Landlord’s gross negligence and/or willful misconduct or the gross negligence and/or willful misconduct of Landlord’s agents, contractors, directors, employees, officers, partners, and/or shareholders, Tenant shall not have the right to terminate this Lease as a result of Landlord undertaking the Work, nor shall Tenant or any third party claiming under Tenant be entitled to make any claim against Landlord for any interruption, interference or disruption of Tenant’s business or loss of profits therefrom as a result of the Work, and Tenant hereby releases Landlord from any claim which Tenant may have against Landlord arising from or relating to, directly or indirectly, the performance of the Work by Landlord.

Section 12.11.  Optional Landlord Renovation.  It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate or decorate the Premises, Building, or any part thereof and that, except as set forth herein, no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant.

        However, at any time and from time to time during the Term, Landlord may elect, in Landlord’s sole discretion, to otherwise renovate, improve, alter or modify elements of the Real Property, the Building and/or the Premises (collectively, “Renovations”) including without limitation, the parking facilities, common areas, systems, equipment, roof, and structural portions of the same, which Renovations may include, without limitation:

a)              modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions and building safety and security, and

b)              installing new carpeting, lighting and wall covering in the Building common areas.

        In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in or about the Building, limit or eliminate access to portions of the Building, common areas or parking facilities serving the Building, or perform other work in or about the Building, which work may create noise, dust or debris that remains in the Building.

        Landlord shall have the right to access through the Premises as well as the right to take into and upon and through all or any part of the Premises, or any other part of the Building, all materials that may reasonably be required to make such repairs, alterations, decorating, additions or improvements pursuant to the provisions of this Section 12.11.  So long as Tenant shall maintain reasonable access to the Premises, the Building and the parking facilities, Landlord shall also have the right, in the course of the Renovations, to close entrances, doors, corridors, elevators, or other building facilities, or temporarily to abate the operation of such facilities.

        So long as Tenant is not required to vacate the Premises for any reason arising out of the Renovations, and maintains reasonable access to the Premises and the parking facilities, Tenant shall permit all of the Renovations to be done, and except in the case of Landlord’s gross negligence or willful misconduct or the gross negligence or willful misconduct of Landlord’s contractors, directors, employees, officers, partners or shareholders, without claiming Landlord is guilty of the constructive eviction or disturbance of Tenant’s use and possession.

        Landlord shall not be liable to Tenant in any manner (except as expressly provided otherwise in this Lease), whether for abatement of any Rent or other charge, reimbursement of any expense, injury, loss or damage to Tenant’s property, business, or any person claiming by or under Tenant, by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenant resulting from any Renovations done in or about the Premises or the Building or to any adjacent or nearby building, land, street or alley.  However, Landlord agrees that the Renovations shall be scheduled insofar as is commercially reasonable to permit Tenant to continue its normal business operations, with advance notice thereof, and in such commercially reasonable manner so as to minimize Tenant’s inconvenience.

Section 12.12.  Optional Tenant Changes During the Term.  After completion of the initial Improvements contemplated hereunder, if any, Tenant shall make no alteration, change, addition, removal, demolition, improvement, repair or replacement in, on, upon, to or about the Premises, or at any time to any portion of the Building (collectively or individually a “Tenant Change”), without the prior written consent of Landlord, which consent shall be in Landlord’s reasonable discretion.  Notwithstanding the foregoing, Tenant shall have the right, without Landlord’s consent but upon ten (10) days prior notice to Landlord, to make non-structural additions and alterations (“Cosmetic Alterations”) to the Premises that do not (i) involve the expenditure of more than $50,000.00 in the aggregate in any twelve (12) month period during the Term, (ii) affect the exterior appearance of the Building, or (iii) affect the Building systems or the Building structure.  Except as otherwise specified in Article 7, any Tenant Change shall, at the termination of this Lease, become a part of the Building and belong to Landlord, pursuant to the provisions of Article 7.  Any application for Landlord’s consent to a Tenant Change, and the completion thereof, shall be in conformance with the provisions of Exhibit B-1, attached hereto and made a part hereof by reference.

        Tenant shall not knowingly permit Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to deface the walls, floors and/or ceilings of the Premises, nor mark, drive nails, screws or drill holes into, paint, or in any way mar any surface in the Building.  Notwithstanding the above, Tenant is hereby permitted to install such pictures, certificates, licenses, artwork, bulletin boards and similar items as are normally used in Tenant’s business, so long as such installation is carefully attached to the walls by Tenant in a manner reasonably prescribed by Landlord.

        If Tenant desires, as a part of any Tenant Change, to make any revisions whatsoever to the electrical, HVAC, mechanical, plumbing, or structural systems of the Building or Premises, such revisions must be completed by subcontractors specified by Landlord and in the manner and location(s) reasonably prescribed by Landlord.  If Tenant desires to install any telephone outlets, the same shall be installed in the manner and location(s) reasonably prescribed by Landlord.

        If Landlord consents to any requested Tenant Change, Tenant shall give Landlord a minimum of fifteen (15) days written notice prior to commencement thereof.  Landlord reserves the option, but not the obligation, to enter upon the Premises for the purpose of posting and maintaining such notices on the Premises as may be reasonably necessary to protect Landlord against mechanic’s liens, material man’s liens or other liens, and/or for posting any other notices that may be proper and necessary in connection with Tenant’s completion of the Tenant Change.

        If any alterations, additions or improvements made by Tenant result in Landlord being required to make any alterations to other portions of the Building in order to comply with any applicable statutes, ordinances or regulations (e.g., “handicap ordinances”) then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations.

Section 12.13.  Express Agreement.  The provisions of this Lease, including those contained in this Article 12, constitute an express agreement between Landlord and Tenant that applies in the event of any Casualty to the Premises, Building or Real Property.  Tenant, therefore, fully waives the provisions of any statute or regulations, including California Civil Code Sections 1932(2) and 1933(4), and any other law or statute which purports to govern the rights or obligations of Landlord and Tenant concerning a Casualty in the absence of express agreement.  Tenant and Landlord expressly agree and accept that any successor or other law of like import shall have no application hereunder.

ARTICLE 13
CONDEMNATION

Section 13.1.  Condemnation of the Premises.  If more than twenty five percent (25%) of the Premises is lawfully condemned or taken in any manner for any public or quasi-public use, or if any portion of the Building is condemned or taken in such a manner that Tenant is reasonably prevented from obtaining access to the Building or the Premises, this Lease may, within ten (10) business days of such taking, be terminated at the option of either Landlord or Tenant by one party giving the other thirty (30) days written notice of its intent to do so.  If either Landlord or Tenant provide the other party written notice of termination, the Term and estate hereby granted shall forthwith cease and terminate as of the earlier of the date of vesting of title in such condemnation or taking or the date of taking of possession by the condemning authority.

        If less than twenty-five percent (25%) of the Premises is so condemned or taken, then the term and estate hereby granted with respect to such part shall forthwith cease and terminate as of the earlier of the date of vesting of title in such condemnation or taking or the date of taking of possession by the condemning authority, and the Fixed Monthly Rent payable hereunder (and Additional Rent payable pursuant to Articles 3 or 4) shall be abated on a prorated basis, by dividing the total number of Usable square feet so taken by the total number of Usable square feet contained in the Premises, then multiplying said percentage on a monthly basis, continuing from the date of such vesting of title to the date specified in this Lease for the expiration of the Term hereof.

Section 13.2.  Condemnation of the Building.  If less than twenty-five percent (25%) of the Building is so condemned or taken, then Landlord shall, to the extent of the proceeds of the condemnation payable to Landlord and with reasonable diligence, restore the remaining portion of the Building as nearly as practicable to its condition prior to such condemnation or taking; except that, if such proceeds constitute less than ninety percent (90%) of Landlord’s estimate of the cost of rebuilding or restoration, then Landlord may terminate this Lease on thirty (30) days prior written notice to Tenant.

        If more than twenty-five percent (25%) of the Building is so condemned or taken, but the Premises are unaffected thereby, then Landlord shall have the option but not the obligation, which election shall be in Landlord’s sole discretion, to terminate this Lease, effective the earlier of the date of vesting of title in such condemnation or the date Landlord delivers actual possession of the Building and Premises to the condemning authority, which election by Landlord shall be provided to Tenant in writing.

Section 13.3.  Award.  If any condemnation or taking of all or a part of the Building takes place, Tenant shall be entitled to join in any action claiming compensation therefore, and Landlord shall be entitled to receive that portion of the award made for the value of the Building, Premises, leasehold improvements made or reimbursed by Landlord, or bonus value of the Lease, and Tenant shall only be entitled to receive any award made for the value of the estate vested by this Lease in Tenant, including Tenant’s proximate damages to Tenant’s business and reasonable relocation expenses.  Nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant’s property or for moving to a new location.

Section 13.4.  Condemnation for a Limited Period.  Notwithstanding the provisions of Section 13.1, 13.2 or 13.3, except during the final twelve (12) months of the Term, if all or any portion of the Premises are condemned or taken for governmental occupancy for a limited period (i.e. -  anticipated to be no longer than sixty (60) days), then this Lease shall not terminate; there shall be no abatement of Fixed Monthly Rent or Additional Rent payable hereunder; and Tenant shall be entitled to receive the entire award therefor (whether paid as damages, rent or otherwise).

        If, during the final twelve (12) months of the Term, all or any portion of the Premises are condemned or taken for governmental occupancy for a limited period anticipated to be in excess of sixty (60) days, or for a period extended after the expiration of the initial Term, Tenant shall have the option, but not the obligation, to terminate this Lease, in which case, Landlord shall be entitled to such part of such award as shall be properly allocable to the cost of restoration of the Premises, and the balance of such award shall be apportioned between Landlord and Tenant as of the date of such termination.

        If the termination of such governmental occupancy is prior to expiration of this Lease, and Tenant has not elected to terminate this Lease, Tenant shall, upon receipt thereof and to the extent an award has been made, restore the Premises as nearly as possible to the condition in which they were prior to the condemnation or taking.

ARTICLE 14
MORTGAGE SUBORDINATION; ATTORNMENT AND MODIFICATION OF LEASE

Section 14.1.  Subordination.  This Lease, the Term and estate hereby granted, are and shall be subject and subordinate to the lien of each mortgage which may now or at any time hereafter affect Landlord’s interest in the real property, Building, parking facilities, common areas or portions thereof and/or the land thereunder (an “underlying mortgage”), regardless of the interest rate, the terms of repayment, the use of the proceeds or any other provision of any such mortgage.  Tenant shall from time to time execute and deliver such instruments as Landlord or the holder of any such mortgage may reasonably request to confirm the subordination provided in this Section 14.1.  Tenant shall execute and deliver to Landlord three (3) copies of the Subordination, Non-Disturbance and Attornment Agreement attached as Exhibit H hereto and made a part hereof (the “SNDA”) concurrently with Tenant’s execution and delivery of this Lease.  Within thirty (30) days following the full execution of this Lease, Landlord shall deliver to Tenant a copy of the SNDA executed by Landlord and Landlord’s lender.

Section 14.2.  Attornment.  Tenant confirms that if by reason of a default under an underlying mortgage the interest of Landlord in the Premises is terminated, provided Tenant is granted in writing continued quiet enjoyment of the Premises pursuant to the terms and provisions of this Lease, Tenant shall attorn to the holder of the reversionary interest in the Premises and shall recognize such holder as Tenant’s landlord under this Lease, but in no event shall such holder be bound by any payment of Rent paid more than one month in advance of the date due under this Lease.  Tenant shall, within fifteen (15) calendar days after request therefor, execute and deliver, at any time and from time to time, upon the request of Landlord or of the holder of an underlying mortgage any instrument which may be necessary or appropriate to evidence such attornment.

Section 14.3.  Modification of Lease; Notice of Default.  If any current or prospective mortgagee or ground lessor for the Building requires a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way changes the rights and obligations of Tenant or the obligations of Landlord hereunder, then in such event, Tenant agrees that this Lease may be so modified.  Tenant agrees to execute and deliver to Landlord within fifteen (15) calendar days following the request therefor whatever documents are required to effectuate said modification.  Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Term, Tenant agrees to execute and deliver to Landlord such short form of Lease within fifteen (15) calendar days following the request therefor.  Further, Tenant shall give written notice of any default by Landlord under this Lease to any mortgagee and ground lessor of the Building and shall afford such mortgagee and ground lessor a reasonable opportunity to cure such default prior to exercising any remedy under this Lease.

ARTICLE 15
ESTOPPEL CERTIFICATES

Section 15.1.  Estoppel Certificates.  Tenant shall, within fifteen (15) business days after receipt of Landlord’s written request therefor, execute, acknowledge and deliver to Landlord an Estoppel Certificate, which may be conclusively relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust covering the Building or any part thereof.  Said Estoppel Certificate shall certify the following:

a)              that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification);

b)              the date, if any, to which rental and other sums payable hereunder have been paid;

c)              that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate;

d)              that, to Tenant’s actual knowledge, Landlord is not in default under this Lease or, if so, specifying such default; and

e)              such other factual matters as may be reasonably requested by Landlord.

        Tenant’s failure to deliver the Estoppel Certificate within five (5) days following Tenant’s receipt of Landlord’s second (2nd) written request therefor shall constitute a material default under the Lease, and Landlord shall have the option, but not the obligation, to enforce the remedies contained in Article 18.

ARTICLE 16
NOTICES

Section 16.1.  Notices.  Any notice, consent, approval, agreement, certification, request, bill, demand, statement, acceptance or other communication hereunder (a “notice”) shall be in writing and shall be considered duly given or furnished when:

a)              delivered personally or by messenger or overnight delivery service, with signature evidencing such delivery;

b)              upon the date of delivery, after being mailed in a postpaid envelope, sent certified mail, return receipt requested, when addressed to Landlord as set forth in the Basic Lease Information and to Tenant at the Premises and any other address for Tenant specified in the Basic Lease Information; or to such other address or addressee as either party may designate by a written notice given pursuant hereto; or

c)              upon confirmation of good transmission if sent via facsimile machine to such phone number as shall have been provided in writing by Landlord or Tenant, one to the other.

        If Tenant fails to provide another valid address, other than the Premises, upon which service to Tenant can be perfected, then Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and if no person shall be in charge of or occupy the same, then such service may be made by attaching the same to the main entrance of the Premises.

ARTICLE 17
DEFAULT AND LANDLORD’S OPTION TO CURE

Section 17.1.  Tenant’s Default.  For the purposes of this Section 17.1, if the term “Tenant”, as used in this Lease, refers to more than one person, then, such term shall be deemed to include all of such persons or any one of them; if any of the obligations of Tenant under this Lease are guaranteed, the term “Tenant,” as used in Section 17.1(e) and Section 17.1(f), shall be deemed to also include the guarantor or, if there is more than one guarantor, all or any one of them; and if this Lease has been assigned, the term “Tenant,” as used in Sections 17.1 (a) through (h), inclusive, shall be deemed to include the assignee and assignor, jointly and severally, unless Landlord shall have, in connection with such assignment, previously released the assignor from any further liability under this Lease, in which event the term “Tenant,” as used in said subparagraphs, shall not include the assignor that was previously released.

        Tenant’s continued occupancy and quiet enjoyment of the Premises and this Lease and the covenants and estate hereby granted are subject to the limitation that:

a)              if Tenant fails to make any payment of Fixed Monthly Rent or Additional Rent within five (5) business days following Tenant’s receipt of written notice from Landlord that any such amount is due and unpaid, or

b)              if Tenant abandons or vacates the Premises and concurrently discontinues the payment of Rent, or

c)              if Tenant defaults in the keeping, observance or performance of any covenant or agreement set forth in Sections 6.1, 6.2 or 19.3, and if such default continues and is not cured by Tenant before the expiration of Landlord’s written 3-Day Notice to Cure or Quit; or

d)              if Tenant defaults in the keeping, observance or performance of any covenant or agreement including any provisions of the rules and regulations established by Landlord (other than a default of the character referred to in Sections 17.1 (a), (b) or (c)), and if such default continues and is not cured by Tenant within thirty (30) days after Landlord has given to Tenant a notice specifying the same, or, in the case of such a default which for causes beyond Tenant’s reasonable control (including occupancy of a sublessee) cannot with due diligence be cured within such period of thirty (30) days, if Tenant:

i)                does not, promptly upon Tenant’s receipt of such notice, advise Landlord of Tenant’s intention duly to institute all steps necessary to cure such default or

ii)            does not duly institute and thereafter diligently prosecute to completion all steps (including, if appropriate, legal proceedings against a defaulting sublessee) necessary to cure the same, or

e)              if Tenant fails to deliver the Estoppel Certificate required under Article 15 hereof within the time period specified, or

f)                if Tenant:

i)                applies for or consents to the appointment of, or the taking of possession by a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property;

ii)            admits in writing its inability, or is generally unable, to pay its debts as such debts become due;

iii)        makes a general assignment for the benefit of its creditors;

iv)           commences a voluntary case under federal bankruptcy laws (as now or hereafter in effect);

v)               files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts;

vi)           fails to controvert in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary case under such bankruptcy laws;

vii)       take any action for the purpose of effecting any of the foregoing, or

g)             if a proceeding or case is commenced, without the application or consent of Tenant, in any court of competent jurisdiction, seeking:

i)                the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts, of Tenant; or

ii)            the appointment of a trustee, receiver, custodian, liquidator or the like of Tenant or of all or a substantial part of its assets; or

iii)        similar relief with respect of Tenant under any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days, or an order for relief against Tenant shall be entered in an involuntary case under such bankruptcy laws, or

h)             if Tenant fails to take possession of and move into the Premises within fifteen (15) calendar days after Landlord tenders the same in writing to Tenant, unless Tenant acknowledges and accepts the Commencement Date as occurring within such fifteen-day time period, and pays Rent thereon from such Commencement Date;

then, in any or each such event, Tenant shall be deemed to have committed a material default under this Lease.

Section 17.2.  Landlord’s Option to Cure Tenant’s Default.  If Tenant enters into a default under this Lease, in lieu of Landlord’s issuance of a written notice, as specified hereinbelow, Landlord may cure the same at the sole expense of Tenant:

a)              immediately and without notice in the case of emergency; if said default is specified in Sections 17.1 (a), (b) or (c), or if such default unreasonably interferes with the use by any other tenant of the Building; with the efficient operation of the Building; or will result in a violation of law or in a cancellation of any insurance policy maintained by Landlord, and

b)              after the expiration of Landlord’s 3-Day Notice of Intent to Cure, in the case of any default other than those specified in Section 17.2 (a) hereinabove.

Section 17.3.  Landlord’s Option to Terminate this Lease.  In addition to any other remedies Landlord may have at law or in equity, Landlord shall be entitled to give to Tenant a written notice of intention to terminate this Lease at the expiration of three (3) days from the date of the giving of such notice (which notice shall be in addition to the notices described in Section 17.1, and shall not be given unless and until the cure period described in Section 17.1 has expired and the default has not been cured, except that this notice shall constitute the notice described in Section 17.1 (a)), and if such notice is given by Landlord, and Tenant fails to cure the defaults specified therein, then this Lease and the Term and estate hereby granted (whether or not the Commencement Date has already occurred) shall terminate upon the expiration of such three (3) day period (a “Default Termination”), with the same effect as if the last of such three (3) days were the Termination Date, except that Tenant shall remain liable for damages as provided hereinbelow or pursuant to law.

Section 17.4.  Certain Payments.  Bills for all reasonable costs and expenses incurred by Landlord in connection with any performance by it under Section 17.2 shall be payable, as Additional Rent, pursuant to the provisions of Section 4.3.

Section 17.5.  Certain Waivers.  Unless Tenant has submitted documentation that it validly disputes Landlord’s billing for Fixed Monthly Rent hereunder, or is completing an audit of Landlord’s Operating Expense Statement, if Tenant is in default in payment of Fixed Monthly Rent or Additional Rent hereunder, Tenant waives the right to designate the items against which any payments made by Tenant are to be credited.  In lieu thereof, Landlord may apply any payments received from Tenant to the then-oldest billing remaining unpaid on Tenant’s rental account or to any other payment due from Tenant, as Landlord sees fit.

Section 17.6.  Landlord Default.  Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless:

a)              in the event such default is with respect to the payment of money, Landlord fails to pay such unpaid amounts within five (5) business days of written notice from Tenant that the same was not paid when due, or

b)              in the event such default is other than the obligation to pay money, Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) days period and thereafter diligently pursue the same to completion within a reasonable time period.

        Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

ARTICLE 18
DAMAGES; REMEDIES; RE-ENTRY BY LANDLORD; ETC.

Section 18.1.  Damages.  If Landlord terminates this Lease, pursuant to the provisions of Section 17.3 (a “Default Termination”), then Landlord may recover from Tenant the total of:

a)              the worth at the time of award of the unpaid Fixed Monthly Rent and Additional Rent earned to the date of such Default Termination; and

b)              the worth at the time of award of the amount by which the unpaid Fixed Monthly Rent and Additional Rent which would have been earned after the date of such Default Termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and

c)              the worth at the time of award of the amount by which the unpaid Fixed Monthly Rent and Additional Rent which would have been earned for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and

d)              any other amount reasonably necessary to compensate Landlord for all of the detriment proximately caused by Tenant’s failure to observe or perform any of its covenants and agreements under this Lease or which in the ordinary course of events would be likely to result therefrom, including, without limitation, the payment of the reasonable expenses incurred or paid by Landlord in re-entering and securing possession of the Premises and in the reletting thereof (including, without limitation, altering and preparing the Premises for new tenants and brokers’ commission); and

e)              at Landlord’s sole election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable California laws.

Section 18.2.  Computations:  The “worth at the time of award” is computed:

a)              in paragraphs (a) and (b) above, by allowing interest at the rate of ten percent (10%) per annum (but in no event in excess of the maximum rate permitted by law); and

b)              in paragraph (c) above, by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

c)              For purposes of computing unpaid rental which would have accrued and become payable under this Lease, unpaid rental shall consist of the sum of:

i)                the total Fixed Monthly Rent for the balance of the Term, plus

ii)            a computation of Tenant’s Share of Additional Rent due under the Lease including, without limitation, Tenant’s Proportionate Share of any increase in Operating Expenses (including real estate taxes) for the balance of the Term.  For purposes of computing any increases due Landlord hereunder, Additional Rent for the calendar year of the default and for each future calendar year in the Term shall be assumed to be equal to the Additional Rent for the calendar year prior to the year in which default occurs, compounded at a rate equal to the mean average rate of inflation for the preceding five calendar years as determined by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items, 1982-84 equals 100) for the metropolitan area or region of which Los Angeles, California is a part.  If such index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.

Section 18.3.  Re-Entry by Landlord.

a)              If a Default Termination occurs or any default specified in Sections 17.1 (a) through (g) occurs and continues beyond the period of grace (if any) therefor, Landlord or Landlord’s authorized representatives may re-enter the Premises and remove all persons and all property therefrom, either by summary dispossession proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess and enjoy the Premises.  No re-entry or repossession of the Premises by Landlord or its representatives under this Section 18.3 shall be construed as an election to terminate this Lease unless a notice of such election is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.  The words “re-enter”, “re-entry” and “re-entering” as used herein are not restricted to their technical legal meanings.

b)              If any default specified in Sections 17.1 (a) through (g) occurs and continues beyond the period of grace (if any) therefor, then if Landlord does not elect to terminate this Lease Landlord may, from time to time and without terminating this Lease, enforce all its rights and remedies under this Lease, including the right to recover the Fixed Monthly Rent and Additional Rent as the same becomes payable by Tenant hereunder.

i)                If Landlord consents thereto, Tenant may sublet the Premises or any part thereof (which consent Landlord agrees will not be unreasonably withheld), subject to Tenant’s compliance with the requirements of Article 11 of this Lease.  So long as Landlord is exercising this remedy it will not terminate Tenant’s right to possession of the Premises, but it may engage in the acts permitted by Section 1951.4(c) of the California Civil Code.

c)              If Tenant abandons the Premises in breach of this Lease, Landlord shall have the right to relet the Premises or any part thereof on such terms and conditions and at such rentals as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs in and to the Premises necessary to reletting.  If Landlord so elects to relet, then gross rentals received by Landlord from the reletting shall be applied:

i)                first, to the payment of the reasonable expenses incurred or paid by Landlord in re-entering and securing possession of the Premises and in the reletting thereof (including, without limitation, altering and preparing the Premises for new tenants and brokers’ commissions);

ii)            second, to the payment of the Fixed Monthly Rent and Additional Rent payable by Tenant hereunder; and

iii)        third, the remainder, if any, to be retained by Landlord and applied to the payment of future Fixed Monthly Rent and Additional Rent as the same become due.

        Should the gross rentals received by Landlord from the reletting be insufficient to pay in full the sums stated in Section 18.3 (a) and (b) hereinabove, Tenant shall, upon demand, pay the deficiency to Landlord.

Section 18.4.  Certain Waivers.  After Landlord has actually obtained possession of the Premises pursuant to any lawful order of possession granted in a valid court of law, Tenant thereafter waives and surrenders for Tenant, and for all claiming under Tenant, all rights and privileges now or hereafter existing to redeem the Premises (whether by order or judgment of any court or by any legal process or writ); to assert Tenant’s continued right to occupancy of the Premises; or to have a continuance of this Lease for the Term hereof.  Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossession for nonpayment of rent, and of any successor or other law of like import.

Section 18.5.  Cumulative Remedies.  The remedies of Landlord provided for in this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may be lawfully entitled.  The exercise by Landlord of any remedy to which it is entitled shall not preclude or hinder the exercise of any other such remedy.

ARTICLE 19
INSURANCE

Section 19.1.  Landlord Obligations:

a)              Landlord shall secure and maintain during the Term of this Lease the following insurance:

i)                Commercial General Liability and Umbrella Liability insurance relating to Landlord’s operation of the Building, for personal and bodily injury and death, and damage to other’s property.

ii)            All risk of standard fire insurance and extended coverage including vandalism and malicious mischief and sprinkler leakage endorsements relating to the Building, the parking facilities, the common area improvements and any and all improvements installed in, on or upon the Premises and affixed thereto (but excluding Tenant’s fixtures, furnishings, equipment, personal property or other elements of Tenant’s Property), and provided that the premium cost for coverage of the Improvements to the Premises in excess of a total value equal to Thirty-Five Dollars ($35.00) per square foot of Usable Area in the Premises shall be directly reimbursed from Tenant to Landlord, pursuant to the provisions of Section 4.3 of this Lease;

iii)        Such other insurance (including, without limitation, boiler and machinery, rental loss, earthquake and/or flood insurance) as Landlord reasonably elects to obtain or any Lender requires.

b)              Insurance effected by Landlord under this Section 19.1 will be:

i)                In amounts which Landlord from time to time determines sufficient or which any Lender requires; and

ii)            Subject to such deductibles and exclusions as Landlord deems appropriate.

c)              Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided herein, Tenant acknowledges that Tenant has no right to receive any proceeds from any insurance policies carried by Landlord.

Section 19.2.  Tenant Obligations.

a)              At least ten (10) days prior to the earlier of the Commencement Date or Tenant’s anticipated early possession date of the Premises and thereafter during the Term of this Lease, Tenant shall secure and maintain, at its own expense throughout the Term of this Lease the following minimum types and amounts of insurance, in form and in companies acceptable to Landlord, insuring Tenant, its employees, agents and designees:

i)                Workers’ Compensation Insurance, the amount and scope of which shall be the greater of (1) the insurance currently maintained by Tenant, or (2) the amount and scope required by statute or other governing law.

ii)            Employer’s Liability Insurance in amounts equal to the greater of (1) the insurance currently maintained by Tenant, or (2) the following:  Bodily Injury by accident - $1,000,000 each accident; Bodily Injury by disease - $1,000,000 policy limit; and Bodily Injury by disease - $1,000,000 each employee.

iii)        Commercial General Liability and Umbrella Liability Insurance on an occurrence basis, without claims-made features, with bodily injury and property damage coverage in an amount equal to the greater of (1) the insurance currently maintained by Tenant or (2) a combined single limit of $1,000,000; and such insurance shall include the following coverages:  (A) Premises and Operations coverage with X, C, and U exclusions for explosion, collapse, and underground property damage deleted under both premises/operations and contractual liability coverage parts, if applicable; (B) Owner and Contractor Protective coverage; (C) Products and Completed Operations coverage; (D) Blanket Contractual coverage, including both oral and written contracts; (E) Personal Injury coverage; (F) Broad Form Comprehensive General Liability coverage (or its equivalent); and (G) Broad Form Property Damage coverage, including completed operations.

iv)           All risk of standard fire insurance and extended coverage with vandalism and malicious mischief and sprinkler leakage endorsements, insuring fixtures, glass, equipment, merchandise, inventory and other elements of Tenant’s Property in and all other contents of the Premises.  Such insurance shall be in an amount equal to 100% of the replacement value thereof (and Tenant shall re-determine the same as frequently as necessary in order to comply herewith).  The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair and/or replace the items so insured.

v)               A commercially reasonable and customary policy of business interruption insurance with respect to the operation of Tenant’s business.

vi)           Any other forms of insurance Landlord’s lender may require from time to time, in form and amounts and for insurance risks against which a prudent tenant of comparable size in a comparable business would protect itself, and as requested by other landlords of similar buildings in the Beverly Hills area for similarly sized premises and uses.

b)              All insurance policies maintained to provide the coverages required herein shall:

i)                Be issued by insurance companies authorized to do business in the state in which the leased premises are located, and with companies rated, at a minimum “A- VII” by A.M. Best, so long as such rating is available on a commercially reasonable basis;

ii)            Be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld) as to form, substance and insurer;

iii)        Provide for a deductible only so long as Tenant shall remain liable for payment of any such deductible in the event of any loss;

iv)           Contain appropriate cross-liability endorsements denying Tenant’s insurers the right of subrogation against Landlord as to risks covered by such insurance, without prejudice to any waiver of indemnity provisions applicable to Tenant and any limitation of liability provisions applicable to Landlord hereunder, of which provisions Tenant shall notify all insurance carriers;

v)               Contain provisions for at least ten (10) days advance written notice to Landlord of cancellation due to non-payment and of material modification resulting in a violation of the requirements of this Section 19.2 or cancellation for any reason other than non-payment; and

vi)           Stipulate that coverages afforded under such policies are primary insurance as respects Landlord and that any other insurance maintained by Landlord are excess and non-contributing with the insurance required hereunder.

c)              No endorsement limiting or excluding a required coverage is permitted.

d)              Tenant shall deliver to Landlord upon execution of this Lease, written evidence of insurance coverages required herein.  Tenant shall deliver to Landlord no less than fifteen (15) days prior to the expiration of any required coverage, written evidence of the renewal or replacement of such coverage.  Landlord’s failure at any time to object to Tenant’s failure to provide the specified insurance or written evidence thereof (either as to the type or amount of such insurance) shall not be deemed as a waiver of Tenant’s obligations under this Section.

e)              Landlord shall be named as an additional insured on the Tenant’s policies of General Liability and Umbrella Liability insurance and as a loss payee on the Tenant’s policies of All Risk insurance as their interest may appear.  Tenant shall deliver to Landlord the appropriate endorsements evidencing additional insured and loss payee status.  Any claim for loss under said insurance policies shall be payable notwithstanding any act, omission, negligence, representation, misrepresentation or other conduct or misconduct of Tenant which might otherwise cause cancellation, forfeiture or reduction of such insurance.

f)                The insurance requirements in this Section shall not in any way limit, in either scope or amount, the indemnity obligations separately owed by Tenant to Landlord under the Lease.

g)             Nothing herein shall in any manner limit the liability of Tenant for non-performance of its obligations or for loss or damage for which Tenant is responsible.  The aforementioned minimum limits of policies shall in no event limit the liability of Tenant hereunder.

h)             Tenant may, at its option, satisfy its insurance obligations hereunder by policies of so-called blanket insurance carried by Tenant provided that the same shall, in all respects, comply with the provisions hereof.  In such event, Tenant shall not be deemed to have complied with its obligations hereunder until Tenant shall have obtained and delivered to Landlord a copy of each such policy together with an appropriate endorsement or certificate applicable to and evidencing full compliance with the specific requirements of the Lease (irrespective of any claim which may be made with respect to any other property or liability covered under such policy), and until the same shall have been approved by Landlord in writing.

Section 19.3.  Compliance with Building Insurance Requirements.  After Tenant takes occupancy of the Premises, Tenant shall not violate or permit in, on or upon the Premises the violation of any condition imposed by such standard fire insurance policies as are normally issued for office buildings in the City or County in which the Building is located.  Tenant shall not do, suffer or permit anything to be done, or keep, suffer or permit anything to be kept, in the Premises which would increase the risk ratings or premium calculation factors on the Building or property therein (collectively an “Increased Risk”), or which would result in insurance companies of good standing refusing to insure the Building or any property appurtenant thereto in such amounts and against such risks as Landlord may reasonably determine from time to time are appropriate.

        Notwithstanding the above, if additional insurance is available to cover such Increased Risk, Tenant shall not be in default hereunder if:

a)              Tenant authorizes Landlord in writing to obtain such additional insurance; and

b)              prepays the annual cost thereof to Landlord for such additional coverage, as well as the additional costs, if any, of any increase in Landlord’s other insurance premiums resulting from the existence or continuance of such Increased Risk.

Section 19.4.  Mutual Waiver of Subrogation.   Tenant and Landlord agree that if a loss occurs due to any of the perils for which they are required hereunder to provide insurance, each party shall look solely to the insurance policies covering such loss or risk for recovery and each party waives all claims of recovery against the other for damage or loss to its property due to hazards covered by the insurance maintained by that party or which would have been covered by the policies of insurance which should have been obtained pursuant to this Lease or which should have been covered thereby.  Landlord and Tenant hereby grant to each other, on behalf of any insurer providing insurance to either of them with respect to the demised premises, a waiver of any right of subrogation that any such insurer of one party may acquire against the other by virtue of payment of any loss under such insurance.

Section 19.5.  Failure to Secure.  If at any time during the Term, and after expiration of ten (10) business days prior written demand therefore from Landlord, Tenant fails to:

a)              provide Landlord with access to a registered insurance broker of record that can verify Tenant’s compliance with  the requirement contained in this Article 19; or

b)              provide documentation reasonably acceptable to Landlord that Tenant has secured and maintained the insurance coverage required hereunder,

then such failure shall be considered a material default under the Lease, and Landlord shall have the option, but not the obligation, without further notice or demand to obtain such insurance on behalf of or as the agent of Tenant and in Tenant’s name.

        Tenant shall pay Landlord’s billing for the premiums associated with such insurance policy or policies within fifteen (15) days after receipt of Landlord’s billing, as well as such other reasonable costs and fees arising out of such default, together with interest on the entire amount so advanced by Landlord, at the rate of ten percent (10%) per annum, computed from the date of such advance.  Such advances, if made by Landlord, shall be construed as and considered Additional Rent under this Lease.

ARTICLE 20
MISCELLANEOUS

Section 20.1.  Entire Agreement.  This Lease, including the exhibits and guaranty of lease, if any, annexed hereto, contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection therewith and neither party and no agent or representative thereof has made or is making, and neither party in executing and delivering this Lease is relying upon, any warranties or representations, except to the extent set forth in this Lease.  All understandings and agreements heretofore had between Landlord and Tenant relating to the leasing of the Premises are merged in this Lease, which alone fully and completely expresses their agreement.  The Riders (if any) and Exhibits annexed to this Lease and the Construction Agreement are hereby incorporated herein and made a part hereof.   This Lease includes, and incorporates herein, Exhibits A , B, C, D, F and H.

Section 20.2.  No Waiver or Modification.  The failure of Landlord or Tenant to insist in any instance upon the strict keeping, observance or performance of any covenant or agreement contained in this Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or agreement, but the same shall continue and remain in full force and effect.  No waiver or modification by either Landlord or Tenant of any covenant or agreement contained in this Lease shall be deemed to have been made unless the same is in writing executed by the party whose rights are being waived or modified.  No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted in writing by Landlord.  The receipt and retention by Landlord, and the payment by Tenant, of Fixed Monthly Rent or Additional Rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach by either Landlord or Tenant.

Section 20.3.  Time of the Essence.  Time is of the essence of this Lease and of all provisions hereof, except in respect to the delivery of possession of the Premises at the Commencement Date.  Nothing set forth herein negates any notice and cure periods set forth in this Lease.

Section 20.4.  Force Majeure.  For the purposes of this Lease, “Force Majeure” shall be defined as any or all prevention, delays or stoppages and/or the inability to obtain services, labor, materials or reasonable substitutes therefor, when such prevention, delay, stoppage or failure is due to strikes, lockouts, labor disputes, acts of God, governmental actions, civil commotion, fire or other casualty, and/or other causes beyond the reasonable control of the party obligated to perform, except that Force Majeure may not be raised as a defense for Tenant’s non-performance of any obligations imposed by the Lease with regard to the payment of Fixed Monthly Rent and/or Additional Rent.

        Notwithstanding anything to the contrary contained in this Lease, Force Majeure shall excuse the performance of such party for a period equal to any such prevention, delay, stoppage or inability.  Therefore, if this Lease specifies a time period for performance of an obligation by either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

Section 20.5.  Broker.  Landlord and Tenant represent to one another that each has dealt with no broker in connection with this Lease other than Douglas, Emmett and Company and First Property Realty Corporation.  Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation.  Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this Lease.

Section 20.6.  Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the State of California.

Section 20.7.  Submission of Lease.  Whether or not rental deposits have been received by Landlord from Tenant, and whether or not Landlord has delivered to Tenant an unexecuted draft version of this Lease for Tenant’s review and/or signature, no contractual or other rights shall exist between Landlord and Tenant with respect to the Premises, nor shall this Lease be valid and/or in effect until this Lease has been fully executed and a duplicate original of said fully-executed Lease has been delivered to both Landlord and Tenant.

        The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Tenant to lease, or otherwise create any interest by Tenant in the Premises or any other offices or space situated in the Building.  Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered a fully-executed duplicate original of this Lease to Tenant.  Landlord and Tenant agree hereby to authorize transmission of all or portions of documents, including signature lines thereon, by facsimile machines, and further authorize the other party to rely conclusively upon such facsimile transmissions as if the original had been received.

Sections 20.8.  Captions.  The captions in this Lease are for convenience only and shall not in any way limit or be deemed to construe or interpret the terms and provisions hereof.

Section 20.9.  Singular and Plural, Etc.  The words “Landlord” and “Tenant”, as used herein, shall include the plural as well as the singular.  Words used in the masculine gender include the feminine and neuter.  If there be more than one Landlord or Tenant the obligations hereunder imposed upon Landlord and Tenant shall be joint and several.

Section 20.10.  Independent Covenants.  Except where the covenants contained in one Article of this Lease are clearly affected by or contingent upon fulfillment by either party of another Article or paragraph of this Lease, this Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any actions hereunder at Landlord’s expense or to any set-off of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for the violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

Section 20.11.  Severability.  If any covenant or agreement of this Lease or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, then and in each such event the remainder of this Lease or the application of such covenant or agreement to any other person or any other circumstance shall not be thereby affected, and each covenant and agreement hereof shall remain valid and enforceable to the fullest extent permitted by law.

Section 20.12.  Warranty of Authority.  If Landlord or Tenant signs as a corporation, limited liability company or a partnership, each of the persons executing this Lease on behalf of Landlord or Tenant hereby covenant and warrant that each is a duly authorized and existing entity, that each has and is qualified to do business in California, that the persons signing on behalf of Landlord or Tenant have full right and authority to enter into this Lease, and that each and every person signing on behalf of either Landlord or Tenant are authorized to do so.

Section 20.13.  No Representations or Warranties.  Neither Landlord nor Landlord’s agents or attorneys have made any representations or warranties with respect to the Premises, the Building or this Lease, except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise.

Section 20.14.  No Joint Venture or Partnership.  This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

Section 20.15.  Tenant’s Obligations At Its Sole Expense.  Notwithstanding the fact that certain references in this Lease to acts required to be performed by Tenant hereunder, or to breaches or defaults of this Lease by Tenant, omit to state that such acts shall be performed at Tenant’s sole expense, or omit to state that such breaches or defaults by Tenant are material, unless the context clearly implies to the contrary each and every act to be performed or obligation to be fulfilled by Tenant pursuant to this Lease shall be performed or fulfilled at Tenant’s sole expense, and all breaches or defaults by Tenant hereunder shall be deemed material if not cured with any applicable notice and/or cure period.

Section 20.16.  Attorneys’ Fees.  If litigation is instituted between Landlord and Tenant, the cause for which arises out of or in relation to this Lease, the prevailing party in such litigation shall be entitled to receive its costs (not limited to court costs), expenses and reasonable attorneys’ fees from the non-prevailing party as the same may be awarded by the court.

Section 20.17.  Waiver of Trial by Jury.  In the interest of saving time and expense, Landlord and Tenant hereby consent to trial without a jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or their successor-in-interest in respect to any matters arising out of or relating to this Lease.

Section 20.18.  No Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

Section 20.19.  Prohibition Against Recording.  Except as provided in Section 14.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

Section 20.20.  Hazardous Waste.  Tenant specifically agrees that, except for such limited quantities of office materials and supplies as are customarily used in Tenant’s normal business operations, Tenant shall not engage or permit at any time, any operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, for the purpose of or in any way involving the handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any hazardous substances, materials or wastes, or any wastes regulated under any local, state or federal law.

        Tenant shall, during the Term, remain in full compliance with all applicable laws governing the handling, manufacturing, treatment, storage, disposal, discharge, use, and transportation of hazardous substances, materials or wastes, and any wastes regulated under any local, state or federal law.  Tenant will remain in full compliance with the terms and conditions of all permits and licenses issued to it by any governmental authority on account of any or all of its activities on the Premises.

        Landlord shall not cause or permit any hazardous material to be brought, kept, or used in or about the Real Property in violation of any Code, and shall indemnify, defend, and hold Tenant harmless from and against any and all claims, demands, obligations, penalties, fines, liabilities, losses and expenses (including, without limitation, reasonable attorneys’ fees and costs) arising out of or resulting from the presence of any hazardous material in, on or under the Building, except to the extent arising from any hazardous material introduced into the Building by Tenant or Tenant’s agents, employees, representatives or contractors.

Section 20.21.  Transportation Management.  Tenant shall, at Tenant’s sole expense, fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, when the same have been mandated by an outside governmental authority having jurisdiction therefor and not when required for the convenience of Landlord.

        In connection therewith, Tenant shall be responsible for the transportation planning and management for all of Tenant’s employees while located at the Premises, by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities reasonably designated by Landlord.  Such programs may include, without limitation:

a)              restrictions on the number of peak-hour vehicle trips generated by Tenant;

b)              requirements for increased vehicle occupancy;

c)              implementing an in-house ride-sharing program and/or appointing an employee transportation coordinator;

d)              working with employees of any Building (or area-wide) ridesharing program manager;

e)              instituting employer-sponsored incentives (financial or in-kind) to encourage employees to ridesharing; and

f)                utilizing flexible work shifts for employees.

Section 20.22.  Signage.  Tenant may not install, inscribe, paint or affix any awning, shade, sign, advertisement or notice on or to any part of the outside or inside of the Building, or in any portion of the Premises visible to the outside of the Building or common areas without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

        All signage and/or directory listings installed on behalf of Tenant, whether installed in, on or upon the public corridors, doorways, Building directory and/or parking directory (if any), or in any other location whatsoever visible outside of the Premises, shall be installed by Landlord, at Tenant’s sole expense.

        Tenant’s identification on or in any common area of the Building shall be limited to Tenant’s name and suite designation, and in no event shall Tenant be entitled to the installation of Tenant’s logo in any portion of the Building or common areas.  Furthermore, the size, style, and placement of letters to be used in any of Tenant’s signage shall be determined by Landlord, in Landlord’s sole discretion, in full conformance with previously-established signage program for the Building.

        Except as specified hereinbelow, Tenant shall only be entitled to one (1) listing on the Building directory, or any parking directory ancillary thereto, which shall only show Tenant’s business name and suite designation.  Tenant shall also be entitled to a maximum of two (2) additional listings on said Building and/or parking directory, which listings shall be limited solely to Tenant’s officers, employees, subsidiaries, affiliates and/or sublessees, if any.Landlord shall permit Tenant to designate the names connected with Tenant on the directory board in the lobby of the Building.  Tenant may elect to have its names grouped in one location on the directory board in any area designated by Landlord in addition to having such names listed alphabetically, one (1) line per 1,000 rentable square feet lease, not to exceed 20 lines, subject to availability.  Tenant shall also be entitled to building standard suite identity signage at the entrance of the Premises.

Section 20.23.  Disclosure.  Landlord and Tenant acknowledge that principals of Landlord have a financial interest in Douglas Emmett Realty Advisors and P.L.E. Builders.

Section 20.24.  Confidentiality.  Landlord and Tenant agree that the covenants and provisions of this Lease shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, which permitted disclosure shall include, but not be limited to, the board members, legal counsel and/or accountants of either Landlord or Tenant.

Section 20.25.  Guaranty.  INTENTIONALLY DELETED

Section 20.26.  Asbestos Notification.  Tenant acknowledges that it has received and reviewed Exhibit F attached hereto and incorporated herein.

ARTICLE 21
PARKING

Section 21.1.  Parking.  Throughout the Term, Tenant shall have the right, but not the obligation, to purchase and assign to its employees up to the number of parking permits set forth in Section 21.1 of the Basic Lease Information (“BLI”).  Notwithstanding the foregoing, Tenant shall be obligated, during each month of the Term, to purchase no fewer than 1.5 parking permits per each 1,000 usable square feet then leased by Tenant under this Lease.  In addition, if, during any calendar month of the Term, Tenant elects to purchase less than the total number of parking permits to which Tenant is entitled hereunder, Tenant shall thereafter lose the right to purchase the number of parking permits which Tenant so elected not to purchase.  Except as otherwise permitted by Landlord’s management agent in its reasonable discretion, and based on the availability thereof, in no event shall Tenant be entitled to purchase more than the number of parking permits listed in the BLI.  If additional parking permits are available on a month-to-month basis, which determination shall be in the sole discretion of Landlord’s parking agent, Tenant shall be permitted to purchase one or more of said permits on a first-come, first-served basis.

        The current rates for such permits are:  $165.00 per single unreserved permit; $220.00 per single reserved permit; $175.00 per single VIP permit, for Level P-1; $140.00 per single unreserved permit for Level P-2; and $120.00 per single unreserved permit in Levels 3 and 4, per month.

        Said parking permits shall allow Tenant to park in the Building parking facility at the prevailing monthly parking rate then in effect, which rate may be thereafter changed from time to time, in Landlord’s sole discretion.  Notwithstanding the foregoing, the rate payable by Tenant for each such category of parking shall not increase by more than six percent (6%) per annum, on a cumulative basis. Landlord shall retain sole discretion to designate the location of each parking space, and whether it shall be assigned, or unassigned, unless specifically agreed to otherwise in writing between Landlord and Tenant.

        Guests and invitees of Tenant shall have the right to use, in common with guests and invitees of other tenants of the Building, the transient parking facilities of the Building at the then-posted parking rates and charges, or at such other rate or rates and charges as may be agreed upon from time to time between Landlord and Tenant in writing.  Such rate(s) or charges may be changed by Landlord from time to time in Landlord’s sole discretion, and shall include, without limitation, any and all fees or taxes relating to parking assessed to Landlord for such parking facilities.  Landlord shall make parking validations available to Tenant upon Tenant’s payment of then-prevailing rate therefor.

        Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders continued use of said transient, as well as monthly parking, shall be contingent upon Tenant and Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders continued compliance with the reasonable and non-discriminatory rules and regulations adopted by Landlord, which rules and regulations may change at any time or from time to time during the Term hereof in Landlord’s sole discretion.

ARTICLE 22
CONCIERGE SERVICES

Section 22.1.  Provision of Services.  Landlord and Tenant acknowledge and understand that Landlord may, from time to time, make it possible for Tenant to use or purchase a variety of personal services which may include, but not be limited to, personal shopping, assistance with choosing or obtaining travel reservations, accommodations and/or tickets; tickets to performances, recommendations to eating establishments; and the like (collectively “Concierge Services”).

        Tenant acknowledges that said Concierge Services are provided by Landlord solely as an accommodation to and for the convenience of Tenant and Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, and Landlord does not make any representation, warranty or guarantee, express or implied, as to the quality, value, accuracy, or completeness of said Concierge Services, or whether or not Tenant shall be satisfied with the services and/or goods so provided and/or recommended. Landlord hereby disclaims any control over the variety or sufficiency of such services to be provided.

        Tenant acknowledges that Tenant is not required to use such Concierge Services as a condition precedent to compliance with the Lease; that Tenant’s use of such Concierge Services is strictly voluntary, and at the sole discretion and control of Tenant.  Tenant shall independently make such financial arrangements for payment of the services provided as Tenant deems reasonable and of value.

Section 22.2.  Indemnification and Release by Tenant.  Notwithstanding anything to the contrary contained in the Lease, any city, county, state or federal ordinance, statute, regulation or law, Tenant’s signature hereon indicates Tenant’s agreement that solely as it relates to the purchase or use of Concierge Services by Tenant or the agents, contractors, employees, officers, partners, and/or shareholders of Tenant, Tenant, on behalf of itself and its agents, contractors, directors, employees, licensees, officers, partners or shareholders, does and shall hereby forever hold Landlord and Landlord’s affiliates, agents, assigns, contractors, directors, employees, officers, parent organization, partners, representatives, shareholders, and subsidiaries (collectively the “Indemnitees”) harmless from and forever release, remise, discharge, acquit and relieve the Indemnitees from and against any and all claims, demands, causes of action, obligations, liabilities, agreements, damages, cost (including, without limitation, reasonable attorneys’ fees), loss, or liability of any kind or nature, whether asserted, known or unknown, suspected or unsuspected, in any way connected with, which any one or more of the Indemnitees may sustain or incur by reason of, related to, associated with, or arising out of the provision, use or the rendering of any such Concierge Services or the delivery of such Concierge Services to Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders.

        Solely as it relates to the purchase or use of Concierge Services by Tenant or the agents, contractors, employees, officers, partners, and/or shareholders of Tenant, Tenant hereby expressly waives all rights and benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California, which reads as follows:

                        “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release and which, if known by him, must have materially affected his settlement with the debtor.”

In so doing, Tenant acknowledges that it will be unable to make any claim against Landlord or any other Indemnitees for damages that may exist as of the date or after the date of this release, but which Tenant does not know to exist, and which, if known, would materially have affected Tenant’s decision to execute this document, regardless of whether Tenant’s lack of knowledge, if any, is the result of ignorance, oversight, error, negligence or other cause.

ARTICLE 23
OPTION TO EXTEND TERM

Section 23.1.  Option to Extend Term.  Provided Tenant is not in material default after the expiration of notice and the opportunity to cure on the date Tenant gives notice to Landlord of Tenant’s intent to exercise its rights pursuant to this Article 23, Tenant is given the option to extend the term for an additional five (5) year period (the “Extended Term”), commencing the next calendar day after the expiration of the Term (the “Option”).  The Option shall apply only to the entirety of the Premises, and Tenant shall have no right to exercise the Option as to only a portion of the Premises.

        Tenant’s exercise of this Option is contingent upon Tenant giving written notice to Landlord (the “Option Notice”) of Tenant’s election to exercise its rights pursuant to this Option by Certified Mail, Return Receipt Requested, or by reputable overnight courier, or by personal delivery, with signed receipt, no more than twelve (12) and no less than eight (8) months prior to the Termination Date.

Section 23.2.  Fixed Monthly Rent Payable.  The Rent payable by Tenant during the Extended Term (“Option Rent”) shall be equal to the Fair Market Value of the Premises as of the commencement date of the Extended Term.  The term “Fair Market Value” shall be defined as the annual rent per rentable square foot that Landlord has accepted in other current similar transactions in the Building, or if there are not a sufficient number of comparable current similar transactions in the Building, then what a willing, comparable new, non-equity tenant would pay, and what a willing comparable landlord in the Beverly Hills area would accept at arms length, in either case giving appropriate consideration to brokerage commissions, if any, which would be payable by Landlord in similar transactions, all economic benefits achievable by Landlord, such as Fixed Monthly Rent (including periodic adjustments), Additional Rent in the form of Operating Expense reimbursements, and any and all  monetary or non-monetary concessions (including [x] a then-current base year or expense stop number, as the case may be, [y] any tenant improvement allowance, and [z] any rent abatement, if any) that may be given in the market place to a comparable new tenant, as is chargeable for a similar use of comparable space for a comparable term in a Comparable Building.

        .

        Landlord and Tenant shall have thirty (30) days (the “Negotiation Period”) after Landlord receives the Option Notice in which to agree on the Fair Market Value.  If Landlord and Tenant agree on the Fair Market Value during the Negotiation Period, they shall immediately execute an amendment to the Lease extending the Term and stating the Fair Market Value.

Section 23.3.  Appraisers to Set Fixed Rent.  If Landlord and Tenant are unable to agree on the Fair Market Value during the Negotiation Period, then:

a)            Landlord and Tenant, each at its own cost, shall select an independent real estate appraiser with at least ten (10) years full-time commercial appraisal experience in the area in which the Premises are located, and shall provide written notice to the other party of the identity and address of the appraiser so appointed.  Landlord and Tenant shall make such selection within ten (10) days after the expiration of the Negotiation Period.

b)              Within thirty (30) days of having been appointed to do so (the “Appraisal Period”), the two (2) appraisers so appointed shall meet and set the Fair Market Value for the Extended Term.  In setting the Fair Market Value, the appraisers shall solely consider the use of the Premises for general office purposes.

Section 23.4.  Failure by Appraisers to Set Fair Market Value.  If the two (2) appointed appraisers are unable to agree on the Fair Market Value within ten (10) days after expiration of the Appraisal Period, they shall elect a third appraiser of like or better qualifications, and who has not previously acted in any capacity for either Landlord or Tenant.  Landlord and Tenant shall each bear one half of the costs of the third appraiser’s fee.

        Within thirty (30) days after the selection of the third appraiser (the “Second Appraisal Period”) the Fair Market Value for the Extended Term shall be set by a majority of the appraisers now appointed.

        If a majority of the appraisers are unable to set the Fair Market Value within the Second Appraisal Period, the three (3) appraisers shall individually render separate appraisals of the Fair Market Value, and their three (3) appraisals shall be added together, then divided by three (3); resulting in an average of the appraisals, which shall be the Fair Market Value during the Extended Term.

        However, if the low appraisal or high appraisal varies by more than ten percent (10%) from the middle appraisal, then one (1) or both shall be disregarded.  If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting average shall be the Fair Market Value.  If both the low and high appraisal are disregarded, the middle appraisal shall be the Fair Market Value for the Premises during the Extended Term.  The appraisers shall immediately notify Landlord and Tenant of the Fair Market Value so established, and Landlord and Tenant shall immediately execute an amendment to the Lease, extending the Term and revising the Fixed Rent payable pursuant to the Fair Market Value so established.

        Landlord and Tenant shall execute such amendment establishing the Fair Market Value within thirty (30) days following the determination of the Fair Market Value and if Tenant is the party failing to so execute, this Option shall become null and void and of no further force or effect.

Section 23.5.  No Right of Reinstatement or Further Extension.  Once Tenant has either failed to exercise its rights to extend the term pursuant to this Article 23 or failed to execute the amendment called for hereunder, it shall have no right of reinstatement of its Option to Extend the Term, nor shall Tenant have any right to a further or second extension of the Term beyond the period stated in Section 23.1 hereinabove.

Section 23.6.  No Assignment of Option.  This Option may be exercised only by the original Tenant signing this Lease or an Affiliate (as such term is defined in Section 11.2.1 above), and shall be null, void and of no further force or effect as of the date that Tenant assigns this Lease to an unaffiliated entity and/or subleases more than forty-nine percent (49%) of the total Rentable Area of the Premises.

ARTICLE 24
RIGHT OF FIRST OFFER

Section 24.1.  Right of First Offer.  Landlord hereby grants to the originally named Tenant herein (and any Affiliate, as such term is defined in Section 11.2.1 above) a one-time right of first offer with respect to the first tenant space contiguous to the Premises becoming available on the second (2nd) floor of the Building (the “First Offer Space”).  Notwithstanding the foregoing, such first offer right of Tenant shall commence only following the expiration or earlier termination of the existing lease (including renewals) of the First Offer Space and only after the First Offer Space is actually vacated and becomes available for lease, and such right of first offer shall be subordinate to the holders of all existing rights of expansion, rights of first refusal or rights of first offer (collectively, the “Superior Right Holders”) with respect to the First Offer Space.  Tenant’s right of first offer shall be on the terms and conditions set forth in this Article 24.

Section 24.2.  Procedure for Offer.  So long as Tenant theretofore notified Landlord in writing that Tenant desires to lease the First Offer Space, Landlord shall notify Tenant (the “First Offer Notice”) when the First Offer Space becomes available for lease to third parties, provided that no Superior Right Holder wishes to lease the First Offer Space.  The First Offer Notice shall specify the terms and conditions upon which Landlord is willing to lease the First Offer Space to Tenant.

Section 24.3.  Procedure for Acceptance.  If Tenant wishes to exercise Tenant’s right of first offer with respect to the First Offer Space, then within ten (10) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to the First Offer Space.  If Tenant does not so notify Landlord within such ten (10) business day period, then Landlord shall be free to lease the First Offer Space to anyone to whom Landlord desires on terms not materially different than the terms contained in the Offer Notice.  Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the First Offer Space, and Tenant may not elect to lease only a portion thereof.

Section 24.4.  Amendment to Lease.  If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall within fifteen (15) days thereafter execute an amendment to this Lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Article 24.

[INTENTIONALLY LEFT BLANK]

Section 24.5.  Termination of Right of First Offer.  The rights contained in this Article 24 may only be exercised by Tenant or an Affiliate and only if Tenant or an Affiliate occupies the entire Premises.  The right of first offer granted herein shall terminate as to the First Offer Space upon the failure by Tenant to exercise its right of first offer with respect to the First Offer Space.  Tenant shall not have the right to lease the First Offer Space, as provided in this Article 24, if, as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of the First Offer Space to Tenant, Tenant is in material default under this Lease beyond any applicable notice and/or cure period.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease, effective the day and year first above written.

LANDLORD:		TENANT:

BRIGHTON ENTERPRISES, LLC, a California limited liability company		MERCANTILE NATIONAL BANK, N.A., a California “C” corporation_________

By:	DOUGLAS, EMMETT AND COMPANY,
a California corporation,
its agent

By:		By:
	Michael J. Means, Vice President	Its:

Dated:		By:
Its:

Dated:

EXHIBIT A — PREMISES PLAN

Suite 250 at 9601 Wilshire Boulevard, Beverly Hills, California  90210

Rentable Area:  approximately 2,559 square feet

Usable Area:  approximately 2,084 square feet

(Measured pursuant to the provisions of Section 1.4 of the Lease)

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.  All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 24 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

SECTION 1

CONSTRUCTION DRAWINGS FOR THE PREMISES

Landlord shall cause the improvements in the Premises (the “Improvements”) to be constructed by PLE Builders, Inc. (“PLE”) pursuant to those certain drawings T-1, A-1, A-2, D-1, each dated December 30, 2003, and that certain Bulletin #1, dated February 17, 2004, prepared by WWCOT (collectively, the “Approved Working Drawings”) in strict compliance with the Approved Working Drawings, all Codes, and with first-class workmanship and the materials described in the Approved Working Drawings.  Tenant shall make no changes or modifications to the Approved Working Drawings without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would directly or indirectly delay the substantial completion of, or increase the cost of designing or constructing, the Improvements.

SECTION 2

 TENANT’S CONTRIBUTION; CHANGE ORDERS

Concurrently with Tenant’s execution and delivery of this Lease, Tenant shall pay to Landlord the sum of $2,865.00 as Tenant’s contribution toward the cost of the Improvements (“Tenant’s Contribution”).  In the event that after Tenant’s execution of this Lease, any revisions, changes, or substitutions shall be made to the Approved Working Drawings or the Improvements, any additional costs which arise in connection with such revisions, changes or substitutions shall be paid by Tenant to Landlord immediately upon Landlord’s request.

SECTION 3

CONTRACTOR’S WARRANTIES AND GUARANTIES

Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs the Tenant Improvements (the “Contractor”) relating to the Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Improvements; provided, however, that Landlord shall assist Tenant in the enforcement of all warranties and guaranties, based upon Landlord’s relationship with the Contractor.

SECTION 4

TENANT’S COVENANTS

INTENTIONALLY OMITTED.

SECTION 5

COMPLETION OF THE IMPROVEMENTS;

COMMENCEMENT DATE

Except as provided in this Section 5, the Commencement Date shall occur as set forth in Section 2.1 of the Lease.  If there shall be a delay or there are delays in the substantial completion of the Improvements or in the occurrence of any of the other conditions precedent to the Commencement Date, as set forth in of the Lease, then, to the extent the delay is the result of:

5.2.1  Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.2.2  A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

5.2.3  Tenant’s request for changes in the Approved Working Drawings;

5.2.4  Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of substantial completion of the Improvements, as set forth in the Lease, or which are different from, or not included in, Landlord’s standard improvement package items for the Building;

5.2.5  Changes to the base, shell and core work of the Building required by the Approved Working Drawings; or

5.2.6  Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the substantial completion of the Improvements, the date of substantial completion of the Improvements shall be deemed to be the date the substantial completion of the Improvements would have occurred if the act or omission of Tenant causing the delay or delays, as set forth above, had not occurred.

SECTION 6

MISCELLANEOUS

6.1           Tenant’s Entry Into the Premises Prior to Substantial Completion.  Provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the substantial completion of the Improvements for the purpose of Tenant installing furniture, equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises.  Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1, except and to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors (including Contractor).

6.2           Freight Elevators.  Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

6.3           Tenant’s Representative.  Tenant has designated _Chuck Avis as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.4           Landlord’s Representative.  Landlord has designated Mary Lowe as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.5           Tenant’s Agents.  All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall all be union labor in compliance with the then existing master labor agreements.

6.6           Time of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.  In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.7           Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in this Lease, if an event of default that is not cured within the applicable notice and/or cure period as described in the Lease, or a default by Tenant under this Tenant Work Letter that is not cured with the applicable notice and/or cure period (and a default under this Tenant Work Letter shall be entitled to the notice and cure period described in Section 17.1 (d) of the Lease), has occurred at any time on or before the substantial completion of the Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Improvements caused by such work stoppage as set forth in Section 5 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

6.8           Move-In.  Landlord shall thoroughly clean the Premises prior to and subsequent to Tenant’s move-in to the Premises.

LANDLORD:		TENANT:

BRIGHTON ENTERPRISES, LLC, a California limited liability company		MERCANTILE NATIONAL BANK, N.A., a California “C” corporation_________

By:	DOUGLAS, EMMETT AND COMPANY,
a California corporation,
its agent

By:		By:
	Michael J. Means, Vice President	Its:

Dated:		By:
Its:

Dated:

B-2

EXHIBIT B-1
CONSTRUCTION BY TENANT DURING TERM

1.              If Tenant wishes to make a Tenant Change, as specified in Section 12.12 of the Lease (other than a Cosmetic Alteration, as defined in Section 12.12 of the Lease), such Tenant Change shall be completed pursuant to the provisions of Section 12.12. of the Lease and this Exhibit B-1.  Tenant shall bear all costs of said Tenant Change, which shall be paid directly to Tenant’s general contractor (“Contractor”).

2.     Contractor shall complete construction to the Premises pursuant to the final Plans and Specifications approved in writing by Landlord and Tenant (the “Tenant Change”), in compliance with all applicable codes and regulations. Tenant’s selections of finishes and materials shall be indicated on the Plans and Specifications, and shall be equal to or better than the minimum Building standards and specifications.  All work not shown on the final Plans and Specifications, but which is to be included in the Tenant Change, including but not limited to, telephone service installation, furnishings or cabinetry, shall be installed pursuant to Landlord’s reasonable directives.

3.     Prior to commencing any work:

a)              Tenant’s proposed Contractor and the Contractor’s proposed subcontractors and suppliers shall be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.   As a condition of such approval, so long as the same are reasonably cost competitive, then Contractor shall use Landlord’s Heating, Venting, and Air-conditioning, plumbing, and electrical subcontractors for such work.

b)              During completion of any Tenant Change, neither Tenant or Contractor shall permit any sub-contractors, workmen, laborers, material or equipment to come into or upon the Building if the use thereof, in Landlord’s reasonable judgment, would violate Landlord’s agreement with any union providing work, labor or services in or about the Building.

c)              Contractor shall submit to Landlord and Tenant a written bid for completion of the Tenant Change.  Said bid shall include Contractor’s overhead, profit, and fees, and, if the proposed Tenant Change is for cosmetic work in excess of $50,000 in aggregate value per occurrence or for structural work of any kind, Contractor shall:

i                    pre-pay to Landlord’s managing agent $250.00 as partial payment of said managing agent’s construction administration fee, as specified hereinbelow, and

ii                upon completion of said Tenant Change, pay an administration fee for supervision of said Tenant Change equal to fifty dollars ($50.00) per hour, to a maximum of three percent (3%) of the total cost of the Tenant Change, to defray said agent’s costs for supervision of the construction;

4.     Tenant or Contractor shall submit all Plans and Specifications to Landlord, and no work on the Premises shall be commenced before Tenant has received Landlord’s final written approval thereof, which shall not be unreasonably withheld, delayed or conditioned;

5.     Contractor shall complete all architectural and planning review and obtain all permits, including signage, required by the city, state or county in which the Premises are located; and

6.     Contractor shall submit to Landlord verification of public liability and worker’s compensation insurance adequate to fully protect Landlord and Tenant from and against any and all liability for death or injury to persons or damage to property caused in or about or by reason of the construction of any work done by Contractor or Contractor’s subcontractors or suppliers.

7.     INTENTIONALLY DELETED

8.     Contractor and Contractor’s subcontractors and suppliers shall be subject to Landlord’s reasonable administrative control and supervision.  Landlord shall provide Contractor and Contractor’s subcontractors and suppliers with reasonable access to the Premises.

9.     During construction of the Tenant Change, Contractor shall adhere to the procedures contained hereinbelow, which represent Landlord’s minimum requirements for completion of the Tenant Change.

10.  Upon completion of the Tenant Change, Tenant shall provide Landlord with such evidence as Landlord may reasonably request that the Contractor has been paid in full, and Contractor shall provide Landlord with lien releases as requested by Landlord, confirmation that no liens have been filed against the Premises or the Building.  If any liens arise against the Premises or the Building as a result of the Tenant Change, Tenant shall immediately, at Tenant’s sole expense, remove such liens and provide Landlord evidence that the title to the Building and Premises have been cleared of such liens.

11.  Whether or not Tenant or Contractor timely complete the Tenant Change, unless the Lease is otherwise terminated pursuant to the provisions contained therein, Tenant acknowledges and agrees that Tenant’s obligations under the Lease to pay Fixed Monthly Rent and/or Additional Rent shall continue unabated.

CONSTRUCTION POLICY

        The following policies outlined are the construction procedures for the Building.  As a material consideration to Landlord for granting Landlord’s permission to Tenant to complete the construction contemplated hereunder, Tenant agrees to be bound by and follow the provisions contained hereinbelow:

1.     Administration

a)              Contractors to notify the management office for the Building prior to starting any work.  All jobs must be scheduled by the general contractor or sub-contractor when no general contractor is being used.

b)              The general contractor is to provide the Building Manager with a copy of the projected work schedule for the suite, prior to the start of construction.

c)              Contractor will make sure that at least one set of drawings will have the Building Manager’s initials approving the plans and a copy delivered to the Building Office.

d)              As-built construction, including mechanical drawings and air balancing reports will be submitted at the end of each project.

e)              The HVAC contractor is to provide the following items to the Building Manager upon being awarded the contract from the general contractor:

i)                A plan showing the new ducting layout, all supply and return air grille locations and all thermostat locations.  The plan sheet should also include the location of any fire dampers.

ii)            An Air Balance Report reflecting the supply air capacity throughout the suite, which is to be given to the Chief Building Engineer at the finish of the HVAC installation.

f)                All paint bids should reflect a one-time touch-up paint on all suites.  This is to be completed approximately five (5) days after move-in date.

g)             The general contractor must provide for the removal of all trash and debris arising during the course of construction.  At no time are the building’s trash compactors and/or dumpsters to be used by the general contractor’s clean-up crews for the disposal of any trash or debris accumulated during construction.  The Building Office assumes no responsibility for bins.  Contractor is to monitor and resolve any problems with bin usage without involving the Building Office.  Bins are to be emptied on a regular basis and never allowed to overflow.  Trash is to be placed in the bin.

h)             Any problems with construction per the plan, will be brought to the attention of and documented to the Building Manager.  Any changes that need additional work not described in the bid will be approved in writing by the Building Manager.  All contractors doing work on this project should first verify the scope of work (as stated on the plans) before submitting bids; not after the job has started.

2.              Building Facilities Coordination

a)              All deliveries of material will be made through the parking lot entrance.

b)              Construction materials and equipment will not be stored in any area without prior approval of the Building Manager.

c)              Only the freight elevator is to be used by construction personnel and equipment.  Under no circumstances are construction personnel with materials and/or tools to use the “passenger” elevators.

3.              Housekeeping

a)              Suite entrance doors are to remain closed at all times, except when hauling or delivering construction materials.

b)              All construction done on the property that requires the use of lobbies or common area corridors will have carpet or other floor protection.  The following are the only prescribed methods allowed:

i)                Mylar:  Extra heavy-duty to be taped from the freight elevator to the suite under construction.

ii)            Masonite:  1/4 inch Panel, Taped to floor and adjoining areas.  All corners, edges and joints to have adequate anchoring to provide safe and “trip-free” transitions.  Materials to be extra heavy-duty and installed from freight elevator to the suite under construction.

c)              Restroom wash basins will not be used to fill buckets, make pastes, wash brushes, etc.  If facilities are required, arrangements for utility closets will be made with the Building Office.

d)              Food and related lunch debris are not to be left in the suite under construction.

e)              All areas the general contractor or their sub-contractors work in must be kept clean.  All suites the general contractor works in will have construction debris removed prior to completion inspection.  This includes dusting of all window sills, light diffusers, cleaning of cabinets and sinks.  All common areas are to be kept clean of building materials at all times so as to allow tenants access to their suites or the building.

4.              Construction Requirements

a)              All Life and Safety and applicable Building Codes will be strictly enforced (i.e. tempered glass, fire dampers, exit signs, smoke detectors, alarms, etc.).  Prior coordination with the Building Manager is required.

b)              Electric panel schedules must be brought up to date identifying all new circuits added.

c)              All electrical outlets and lighting circuits are to be properly identified.  Outlets will be labeled on back side of each cover plate.

d)              All electrical and phone closets being used must have panels replaced and doors shut at the end of each day’s work.  Any electrical closet that is opened with the panel exposed must have a work person present.

B1-2

e)              All electricians, telephone personnel, etc. will, upon completion of their respective projects, pick up and discard their trash leaving the telephone and electrical rooms clean.  If this is not complied with, a clean-up will be conducted by the building janitors and the general contractor will be back-charged for this service.

f)                Welding or burning with an open flame will not be done without prior approval of the Building Manager.  Fire extinguishers must be on hand at all times.

g)             All “anchoring” of walls or supports to the concrete are not to be done during normal working hours (7:30 AM - 6:00 PM, Monday through Friday).  This work must be scheduled before or after these hours during the week or on the weekend.

h)             All core drilling is not to be done during normal working hours (7:30 AM - 6:00 PM, Monday through Friday).  This work must be scheduled before or after these hours during the week or on the weekend.

i)                All HVAC work must be inspected by the Building Engineer.  The following procedures will be followed by the general contractor:

i)                A preliminary inspection of the HVAC work in progress will be scheduled through the Building Office prior to the reinstallation of the ceiling grid.

ii)            A second inspection of the HVAC operation will also be scheduled through the Building Office and will take place with the attendance of the HVAC contractor’s Air Balance Engineer.  This inspection will take place when the suite in question is ready to be air-balanced.

iii)        The Building Engineer will inspect the construction on a periodic basis as well.

j)                All existing thermostats, ceiling tiles, lighting fixtures and air conditioning grilles shall be saved and turned over to the Building Engineer.

        Good housekeeping rules and regulations will be strictly enforced.  The building office and engineering department will do everything possible to make your job easier.  However, contractors who do not observe the construction policy will not be allowed to perform within this building.  The cost of repairing any damages that are caused by Tenant or Tenant’s contractor during the course of construction shall be deducted from Tenant’s Allowance or Tenant’s Security Deposit, as appropriate.

LANDLORD:		TENANT:

BRIGHTON ENTERPRISES, LLC, a California limited liability company		MERCANTILE NATIONAL BANK, N.A., a California “C” corporation_________

By:	DOUGLAS, EMMETT AND COMPANY,
a California corporation,
its agent

By:		By:
	Michael J. Means, Vice President	Its:

Dated:		By:
Its:

Dated:

B1-3

EXHIBIT C
RULES AND REGULATIONS

BUILDING RULES AND REGULATIONS

1.     Access.  Tenant and/or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall only use the sidewalks, entrances, lobby(ies), garage(s), elevators, stairways, and public corridors as a means of ingress and egress, and shall take such actions as may reasonably be necessary to ensure that the same remain unobstructed at all times.

        The entrance and exit doors to the Premises are to be kept closed at all times except as required for orderly passage to and from the Premises.  Except on balconies available for the joint or exclusive use of Tenant as otherwise specified hereinabove, Tenant shall not permit its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to loiter in any part of the Building or obstruct any means of ingress or egress.  Tenant shall not cover any doors, and shall not cover any window, other than with vertical or mini-blinds pre-approved in writing by Landlord.  Landlord specifically disapproves the installation of any film or foil covering whatsoever on the windows of the Premises.

        Neither Tenant, nor its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall go up on the roof or onto any balcony serving the Building, except upon such roof, portion thereof, or balcony as may be contiguous to the Premises and is designated in writing by Landlord as a roof-deck, roof-garden area, or exclusive use balcony area.

2.     Restroom Facilities.  The toilet rooms, toilets, urinals, wash bowls and other apparatus (the “Restroom Facilities”), whether contained in the common areas of the Building and/or the interior of the Premises, shall not be used for any purpose other than that for which they were designed.  Tenant shall not permit its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to throw foreign substances of any kind whatsoever or papers not specifically designated for use in the Restroom facilities down any toilet, or to dispose of the same in any way not in keeping with the instructions provided to Tenant by the management of the Building regarding same, and Tenant hereby specifically agrees to reimburse Landlord directly for the expense of any breakage, stoppage or damage resulting from Tenant’s violation of this rule.

3.     Heavy Equipment.  Landlord reserves the right, in Landlord’s sole discretion, to decline, limit or designate the location for installation of any safes, other unusually heavy, or unusually large objects to be used or brought into the Premises the Building.  In each case where Tenant requests installation of one or more such unusually heavy item(s), which request shall be conclusively evidenced by Tenant’s effort to bring such item(s) into the Building or Premises, Tenant shall reimburse Landlord for the costs of any engineering or structural analysis required by Landlord in connection therewith.  In all cases, each such heavy object shall be placed on a metal stand or metal plates or such other mounting detail of such size as shall be prescribed by Landlord.

        Tenant hereby indemnifies Landlord against any damage or injury done to persons, places, things or the Building or its common areas when such damage or injury primarily arises out of Tenant’s installation or use of one or more unusually heavy objects.  Tenant further agrees to reimburse Landlord for the costs of repair of any damage done to the Building or property therein by putting in, taking out, or maintaining such safes or other unusually heavy objects.

INTENTIONALLY DELETED

4.     Flammable Materials.  Except for such limited quantities of office materials and supplies as are customarily utilized in Tenant’s normal business operations, Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, flammable or combustible fluid or material, other than those limited quantities of normal business operating materials as may reasonably be necessary for the operation or maintenance of office equipment.  Nor shall Tenant keep or bring into the Premises or the Building any other toxic or hazardous material specifically disallowed pursuant to California state law.

5.     Cooking / Odors / Nuisances.  Tenant shall not permit its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to engage in the preparation and/or serving of foods unless the Premises includes a self-contained kitchen area.  Notwithstanding the foregoing, Tenant may use a coffeemaker, toaster oven, microwave oven and refrigerator in the Premises, regardless of whether or not the Premises contain a self-contained kitchen.  Tenant shall not permit the odors arising from such cooking, or any other improper noises, vibrations, or odors to emanate from the Premises.  Tenant shall not obtain for use in the Premises, ice, drinking water, food, beverage, towel or other similar services except at such reasonable hours and under such reasonable regulations as may be specified by Landlord.

        Tenant hereby agrees to instruct all persons entering the Premises to comply with the requirements of the Building, by advising all persons entering the Premises that smoking of any tobacco or other substance is prohibited at all times, except in such common areas located outside the Building as may be designated by the Building management.

        Tenant shall not permit Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to interfere in any way with other tenants of the Building or with those having business with them.

        Tenant shall not permit its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to bring or keep within the Building any animal, bird or bicycle, except such seeing-eye dog or other disability assistance type animal as may comply with the requirements of any handicapped ordinances having jurisdiction therefor.

        Tenant shall store its trash and garbage within the Premises.  No material shall be placed in the trash boxes or receptacles if such material is a hazardous waste or toxic substance or is of such a nature that its disposal in Landlord’s ordinary and customary manner of removing and disposing of trash and garbage would be a violation of any law, ordinance or company regulation governing such disposal.  All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate.  As and when directed by Landlord and/or if required by any governmental agency having jurisdiction therefor, Tenant shall comply with all directives for recycling and separation of trash.

        Tenant shall not employ any person to do janitorial work in any part of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

        Landlord reserves the right to exclude or expel from the Building any person who in Landlord’s sole discretion is intoxicated or under the influence of liquor or drugs or who, in any manner, engages in any act in violation of the Rules and Regulations of the Building.

        Tenant shall not conduct any public or private auction, fire sale or other sale of Tenant’s personal property, furniture, fixtures or equipment or any other property located in or upon the Premises, without Landlord’s prior written consent, which consent shall be in Landlord’s sole discretion.

6.     Storage.  Tenant may only store goods, wares, or merchandise on or in the Premises in areas specifically designated by Landlord for such storage.

7.     Directives to Management.  Tenant’s requirements, other than those Landlord specifically agrees to perform elsewhere in this Lease, shall only be attended to upon the Building management’s receipt of Tenant’s written request therefor.  Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instruction from the Building management.  No security guard, janitor or engineer or other employee of the Building management shall admit any person (Tenant or otherwise) to the Premises without specific instructions from the Office of the Building and written authorization for such admittance from Tenant.

8.     Keys and Locks.  Landlord shall furnish Tenant with two keys to each door lock existing in the Premises.  Tenant shall reimburse Landlord a reasonable charge for these and any additional keys. Tenant shall not be permitted to have keys made, nor shall Tenant alter any lock or install a new or additional lock or bolts on any door of the Premises without Landlord’s prior written consent.  Tenant shall, in each case, furnish Landlord with a key for any additional lock installed or changed by Tenant or Tenant’s agent(s).  Tenant, upon the expiration or earlier termination of this Lease, shall deliver to Landlord all keys in the possession of Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders for doors in the Building, whether or not furnished to Tenant by Landlord.  If Tenant, or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders, lose or misplace any key(s) to the Building, Landlord shall, in Landlord’s sole discretion, either replace said key(s) or re-key such locks as may be affected thereby, and Tenant shall reimburse Landlord for all such costs of such re-keying and/or replacement.

9.     Solicitation.  Tenant and/or its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall not permit any canvassing, peddling, soliciting and/or distribution of handbills or any other written materials to occur in the Premises and/or the Building, nor shall Tenant or Tenant’s agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders engage in such solicitation or distribution activities.

10.  Retail Sales, Services and Manufacturing Prohibited.  Except with the prior written consent of Landlord, Tenant shall not sell, or permit the retail sale of, newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises, nor shall Tenant carry on or permit or allow any employee or other person to carry on the independent business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of other occupants of any other portion of the Building.  Tenant shall not permit the Premises to be used for manufacturing or for any illegal activity of any kind, or for any business or activity other than for Tenant’s specific use.

11.  Change in Name or Address.  Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

12.  Projections from Premises.  Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or the exterior walls of the Building or in any area projecting outside the interior walls of the Premises.  Tenant shall not install or permit to be installed any awnings, air conditioning units or other projections, without the prior written consent of Landlord.

13.  Superiority of Lease.  These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants, agreements or provisions of this Lease.  If a conflict or disagreement between the Lease and these Rules becomes apparent, this Lease shall prevail.

14.  Changes to Rules and Regulations.  Provided such changes do not harm Tenant’s ability to conduct its normal business operations, Landlord shall retain the right to change, add or rescind any rule or regulation contained herein, or to make such other and further reasonable and non-discriminatory Rules and Regulations as in Landlord’s sole judgment may, from time to time, become necessary for the management, safety, care and cleanliness of the Premises, the Building or the Parking Facilities, or for the preservation of good order therein, or for the convenience of other occupants and tenants therein, so long as such recision, addition, deletion or change is thereafter reasonably applied to all occupants of the Building affected thereby.

PARKING RULES AND REGULATIONS

A.            Tenant shall strictly comply with all posted speed limits, directional signs, yield signs, stops signs and all other signs within or about the parking facilities.

B.            Tenant shall register all vehicle license plate numbers with the Building management.

C.            Tenant shall be responsible for the cost of repairing any damage to the parking facilities or cleaning any debris created or left by Tenant, including, without limitation, oil leakage from motor vehicles parked in the parking facilities under its auspices.

D.            Landlord, in addition to reserving the right to designate one or more areas solely for visitor parking, which areas may be changed by Landlord from time to time with or without prior notice to Tenant, reserves the right to allocate additional visitor spaces on any floor of the parking facilities.  Tenant shall not park any vehicles in any spaces designated as visitor only spaces or customer spaces within the parking facilities.

E.              Tenant shall strictly comply with all rules, regulations, ordinances, speed limits, and statutes affecting handicapped parking and/or access, and shall not park any vehicles within the fire lanes, along parking curbs or in striped areas.

F.              Tenant shall only use the number of parking permits allocated to it and shall not permit more than one of its employees to utilize the same parking permit.  Landlord reserves the right to assign or re-assign parking spaces within the Parking facilities to Tenant from time to time, and provided Landlord is required to do so by reason of any action arising out of a governmental mandate imposed on Landlord, Landlord further reserves the right at any time to substitute an equivalent number of parking spaces in a parking facilities or subterranean or surface parking facility within a reasonable distance of the Premises.

G.            Except with Landlord’s managing agent(s)’ prior written consent, Tenant shall not leave vehicles in the parking facilities overnight, nor park any vehicles in the parking facilities other than automobiles, motorcycles, motor-driven or non-motor-driven bicycles or four-wheeled trucks or vans.  Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.  Tenant shall ensure that vehicles parking in the parking facilities by using the parking permits assigned to Tenant shall be parked entirely within the striped lines designating a single space and are not so situated or of such a width or length as to impede access to or egress from vehicles parked in adjacent areas or doors or loading docks.  Further, all vehicles utilizing Tenant’s parking permits shall not be higher than any height limitation that may be posted, or of such a size, weight or dimension so that entry of such vehicle into the parking facilities would cause any damage or injury thereto.

H.            Tenant shall not allow any of the vehicles parked using Tenant’s permits, or the vehicles of any of Tenant’s suppliers, shippers, customers or invitees to be loaded or unloaded in any area other than those specifically designated by Landlord for loading.

I.                 Tenant shall not use or occupy the parking facilities in any manner which will unreasonably interfere with the use of the parking facilities by other tenants or occupants of the Building.  Without limitation, Tenant agrees to promptly turn off any vehicle alarm system activated and sounding an alarm in the parking facilities.  In the event said alarm system fails to turn off and no longer sound an intruder alert fifteen (15) minutes after commencing such an alarm, Landlord shall reserve the right to remove the vehicle from the parking facilities at Tenant’s sole expense.

J.              Tenant acknowledges that the Rules and Regulations as posted herein shall be in effect twenty-four hours per day, seven days per week, without exception.

[INTENTIONALLY LEFT BLANK]

K.            Tenant acknowledges that the uniformed guard officers and parking attendants serving the parking facilities are authorized to issue verbal and written warnings of Tenant’s violations of any of the rules and regulations contained herein.  Except in the case of a car alarm continuing to sound in excess of a maximum of fifteen minutes, in which case no further notice by Landlord shall be required.  If Tenant or Tenant’s agents, contractors, directors, employees, officers, partners or shareholders continue to materially breach these rules and regulations after expiration of written notice and the opportunity to cure has been given to Tenant, then in addition to such other remedies and request for injunctive relief it may have, Landlord shall have the right, without additional notice, to remove or tow away the vehicle involved and store the same, all costs of which shall be borne exclusively by Tenant.

LANDLORD:		TENANT:

BRIGHTON ENTERPRISES, LLC, a California limited liability company		MERCANTILE NATIONAL BANK, N.A., a California “C” corporation_________

By:	DOUGLAS, EMMETT AND COMPANY,
a California corporation,
its agent

By:		By:
	Michael J. Means, Vice President	Its:

Dated:		By:
Its:

Dated:

EXHIBIT D
FIRST AMENDMENT - COMMENCEMENT DATE AND TERM

        This First Amendment, dated March 30, 2005, is by and between BRIGHTON ENTERPRISES, LLC, a California limited liability company (“Landlord”), with an office at 808 Wilshire Boulevard, Suite 200, Santa Monica, California  90401, and MERCANTILE NATIONAL BANK, N.A., a California “C” corporation (“Tenant”), with an office at 1880 Century Park East, Suite 1200, Los Angeles, California 90067.

WHEREAS,

A.    Landlord, pursuant to the provisions of that certain written, dated March 30, 2005 (the “Lease”), leased to Tenant and Tenant leased from Landlord space in the property located at 9601 Wilshire Boulevard, Beverly Hills, California  90210 (the “Building”), commonly known as Suite 250 (the “Premises”);

B.    The provisions of said Lease specify that the Commencement Date shall be the date that is five (5) days following the date Landlord substantially completes the Improvements for which Landlord is obligated under the Lease;

C.    Tenant took possession of the Premises for the purpose of conducting its business on ;

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1.              Confirmation of Defined Terms.  Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this  Amendment.

2.              Confirmation of Commencement Date and Term.  The Commencement Date is hereby confirmed to be           , and the Term is hereby confirmed from and including            to and including                              .

3.              Revision in Fixed Monthly Rent.  Tenant acknowledges and agrees commencing                    , and continuing through                    , Tenant shall pay the initial Fixed Monthly Rent of $                     per month.  Furthermore, as of the Commencement Date, the provisions of Section 3.3 are hereby deleted in their entirety, and replaced in lieu thereof, with the following:

                        “      Commencing on the date that is ninety (90) days following the Commencement Date, and continuing through the last calendar day of the twelfth (12th) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $         per month to $          per month.

        Commencing the first calendar day of the thirteenth (13th) calendar month of the Term, and continuing through the last calendar day of the twenty-fourth (24th) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $         per month to $           per month.

        Commencing the first calendar day of the twenty-fifth (25th) calendar month of the Term, and continuing through the last calendar day of the thirty-sixth (36th) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $           per month to $           per month.

        Commencing the first calendar day of the thirty-seventh (37th) calendar month of the Term, and continuing the last calendar day of the forty-eighth (48th) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $           per month to $           per month.

        Commencing the first calendar day of the forty-ninth (49th) calendar month of the Term, and continuing the last calendar day of the sixtieth (60th) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $           per month to $           per month.

                                Commencing the first calendar day of the sixty-first (61st) calendar month of the Term, and continuing throughout the remainder of the initial Term, the Fixed Monthly Rent payable by Tenant shall increase from $           per month to $           per month.

        Notwithstanding the foregoing, Tenant shall be permitted to defer one hundred percent of the Fixed Monthly Rent due for the second (2nd), third (3rd), thirteenth (13th), twenty-fifth (25th) and thirty-seventh (37th) months of the Term (collectively, the “Rent Deferral Amount”).  So long as Tenant does not commit a material, uncured default during the Term that has resulted in Landlord filing an unlawful detainer action against Tenant, the entire Rent Deferral Amount shall be abated and forgiven as of the Termination Date.

4.              Acceptance of Premises.  Tenant acknowledges and agrees that Landlord has completed the Improvements for which Landlord was obligated under the Lease.

5.              Warranty of Authority. If Landlord or Tenant signs as a corporation, or a limited liability company, or a partnership, each of the persons executing this  Amendment on behalf of Landlord or Tenant hereby covenants and warrants that the applicable entity is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this  Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

6.              Broker Representation.  Landlord and Tenant represent to one another that it has dealt with no broker in connection with this  Amendment other than Douglas, Emmett and Company and First Property Realty Corporation.  Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation.  Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this  Amendment.

7.              Successors and Heirs.  The provisions of this  Amendment shall inure to the benefit of Landlord’s and Tenant’s respective successors, assigns, heirs and all persons claiming by, through or under them.

8.              Confidentiality.  Landlord and Tenant agree that the covenants and provisions of this  Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record.

9.              Disclosure.  Landlord and Tenant acknowledge that principals of Landlord have a financial interest in Douglas Emmett Realty Advisors, Douglas Emmett and Company, and P.L.E. Builders.

10.       Governing Law.  The provisions of this Amendment shall be governed by the laws of the State of California.

11.       Reaffirmation.  Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant, and supersedes any and all other agreements written or oral between the parties hereto.  Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document as of the day and year written below.

LANDLORD:		TENANT:

BRIGHTON ENTERPRISES, LLC, a California limited liability company		MERCANTILE NATIONAL BANK, N.A., a California “C” corporation_________

By:	DOUGLAS, EMMETT AND COMPANY,
a California corporation,
its agent

By:		By:
	Michael J. Means, Vice President	Its:

Dated:		By:
Its:

Dated:

D-2

EXHIBIT F

ASBESTOS RIDER

        As you are probably aware, many buildings constructed during the 20th Century through the mid to late 1970s, such as this property, utilized some degree of asbestos in the construction process; such practice was formerly a standard in the building trade. Asbestos is the commercial name for a naturally-occurring family of fibrous minerals which was used in building materials mainly as a fireproofing, reinforcing and insulating agent, and is typically encountered in wrapped heating system insulation, structural fire-proofing, acoustical ceilings, vinyl flooring and roofing felts. Asbestos was regularly used in many other building and non-building products as well. In fact, asbestos fibers are generally present in urban air and water.

        Extensive governmental regulation of asbestos now exists, and proposals have been made for additional regulations. No federal laws, regulations or standards, however, require wholesale removal of asbestos from an occupied building. Indeed, the EPA has concluded that “The presence of asbestos in a building does not mean that the health of building occupants is endangered. If asbestos-containing material remains in good condition and is unlikely to be disturbed, exposure will be negligible.” Guidance for Controlling Asbestos-Containing Materials in Buildings (EPA 560/5-85-024 June 1985), page 1-1. According to the experts, the health risks associated with asbestos arise only when and if fibers become airborne and are inhaled, for example, as a result of maintenance or repairs conducted without proper controls. When inhaled, asbestos fibers can cause certain diseases, including asbestosis, mesothelioma and lung cancer (and risks for smokers are dramatically compounded). The thrust of both current EPA and OSHA requirements and non-binding guidance is to identify the materials that are releasing or could release asbestos fibers into the air, implement proper response actions when such materials are located, maintain asbestos in good condition, and follow appropriate work practices when disturbance of asbestos is unavoidable.

        It is the policy of the property owner to provide a healthy environment by repairing, removing or otherwise abating any damaged asbestos materials that pose a health risk, and by complying with all regulations concerning asbestos at the property and following procedures that will minimize or avoid disturbance of asbestos-containing materials (ACM). We have engaged a qualified asbestos consultant to survey the property for asbestos and assist in implementing an asbestos management plan which includes, among other things, periodic reinspection and surveillance, air monitoring, information and training programs for building engineering and maintenance staff, cleaning procedures, emergency fiber release and training programs for building engineering and maintenance staff, cleaning procedures, emergency fiber release procedures, work procedures and other measures to minimize potential fiber releases, as well as recordkeeping requirements.

        Because any tenant alterations or other work at the property could disturb ACM and possibly release asbestos fibers into the air, we must require the property manager’s written approval prior to beginning such projects. This includes major alterations, but might also include such activities as drilling or boring holes, installing electrical, telecommunications or computer lines, sanding floors, removing ceiling tiles, or other work which might disturb ACM. In many cases, such activities will not affect ACM, but you must check with the property manager in advance, just in case, and the property manager may make available such instructions as may be required. Any such work should not be attempted by an individual or contractor who is not qualified to handle ACM.

        In connection with the foregoing, we are adopting the following new rules under tenant leases: (1) the owner, and representatives of the owner, including, without limitation, the owner’s ACM consultant, are entitled to enter into the premises of any tenant to inspect for ACM, perform air tests and abatement which may be legally required or prudent, and otherwise to comply with legal requirements or recommended practices relating to ACM; (2) any tenant, contractor, or other party must obtain the property manager’s prior written approval before performing any alterations on any tenant space, or performing any other work at the property that might disturb ACM or involve exposure to asbestos fibers as described above.

[INTENTIONALLY LEFT BLANK]

        We trust that the implementation of the aforesaid requirements will not unduly inconvenience you. If you have any questions or concerns about asbestos, please contact the property manager. Thank you for your cooperation in this mutual endeavor.

LANDLORD:		TENANT:

BRIGHTON ENTERPRISES, LLC, a California limited liability company		MERCANTILE NATIONAL BANK, N.A., a California “C” corporation_________

By:	DOUGLAS, EMMETT AND COMPANY,
a California corporation,
its agent

By:		By:
	Michael J. Means, Vice President	Its:

Dated:		By:
Its:

Dated:

D-2

EXHIBIT H
SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

(Lease)

THIS AGREEMENT made as of March 30, 2005 between TRIANGLE LENDERS, LLC, a California limited liability company, having an address at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401 (the “Leasehold Mortgagee”), BRIGHTON ENTERPRISES, LLC, a California limited liability company, having an address at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401 (the “Ground Lessor”), and MERCANTILE NATIONAL BANK, a California “C” corporation, having an office at 1880 Century Park East, Suite 1200, Los Angeles, California 90067 (the “Tenant”);

W I T N E S S E T H:

WHEREAS the Ground Lessor and Brighton Enterprises, LLC, a California limited liability company, successor-in-interest to Wilshire-Camden Associates, a California limited partnership (the “Ground Lessee”), are the current parties to that certain Amended and Restated Ground Lease (the “Ground Lease”), pursuant to which the Ground Lessee is leasing certain land located in the County of Los Angeles, City of Beverly Hills and State of California, known as 9601 Wilshire Boulevard, as more particularly described in Exhibit “A” attached hereto and incorporated herein by this reference (the “Land”) from the Ground Lessor;

WHEREAS the Leasehold Mortgagee is the present owner and holder of a certain deed of trust or deeds of trust (the “Leasehold Deed of Trust”) encumbering the Ground Lessee’s interest in the Ground Lease, as well as that certain office building together with the four-level subterranean parking garage located on the Land (the “Improvements”);

WHEREAS the Tenant is the holder of a leasehold estate in a portion of the Improvements under and pursuant to the provisions of a certain lease dated September     , 2002 with Ground Lessee, as landlord (the “Lease”); and

WHEREAS the Tenant has agreed to subordinate the Lease to the Leasehold Deed of Trust and the Ground Lease, and to the lien of each of the same, and the Leasehold Mortgagee and the Ground Lessor have each agreed to grant non-disturbance to the Tenant under the Lease on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of Ten Dollars ($10) and other good and valuable consideration, the receipt of which is hereby acknowledged, the Leasehold Mortgagee, the Ground Lessor and the Tenant hereby covenant and agree as follows:

1.             The Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of the Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to (i) the Leasehold Deed of Trust and all of the terms, covenants and provisions thereof and to the lien thereof and to any and all increases, renewals, modifications, spreaders, consolidations, replacements and extensions thereof, and to any and all sums secured thereby, with the same force and effect as if the Leasehold Deed of Trust had been executed, delivered and recorded prior to the execution and delivery of the Lease, and (ii) the Ground Lease and all of the terms, covenants and provisions thereof and to any and all amendments, modifications, replacements and extensions thereof, and to any and all amounts required to be paid thereunder, with the same force and effect as if the Ground Lease had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2.             The Leasehold Mortgagee and the Ground Lessor, respectively, agree that provided  (i) the Lease shall be in full force and effect, and (ii) the Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on the part of the Tenant to be observed or performed thereunder or hereunder, the right of possession of Tenant to the leased premises shall not be affected or disturbed by (a) the Leasehold Mortgagee in the exercise of any of its rights under the Leasehold Deed of Trust and any sale of the Improvements pursuant to the exercise of any rights and remedies under the Leasehold Deed of Trust or otherwise shall be made subject to Tenant’s right of possession under the Lease, and (b) the Ground Lessor in the exercise of any of its rights under the Ground Lease and any termination of the Ground Lease pursuant to the exercise of any rights and remedies under the Ground Lease or otherwise shall be made subject to Tenant’s right of possession under the Lease.

3.             The Tenant agrees that (i) if the Leasehold Mortgagee or any successors in interest to the Leasehold Mortgagee shall become the owner of the Improvements and the leasehold interest in the Ground Lease by reason of the foreclosure of the Leasehold Deed of Trust or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, or (ii) if the Ground Lease is terminated and Ground Lessor or any successors in interest to the Ground Lessor shall become the owner of the Improvements, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between the Leasehold Mortgagee and the Ground Lessor, as applicable, and the Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event the Tenant agrees to attorn to the Leasehold Mortgagee and the Ground Lessor, as applicable, and the Leasehold Mortgagee and the Ground Lessor, as applicable, agrees to accept such attornment, provided, however, that the provisions of the Leasehold Deed of Trust shall govern with respect to the disposition of any casualty insurance proceeds or condemnation awards and neither the Leasehold Mortgagee or the Ground Lessor, as applicable, shall be (i) obligated to complete any construction work required to be done by the Landlord (as hereinafter defined) pursuant to the provisions of the Lease or to reimburse the Tenant for any construction work done by the Tenant, (ii) liable for any accrued obligation of the Landlord, or for any act or omission of the Landlord, whether prior to or after such foreclosure, sale or termination, as applicable, (iii) liable under any indemnity provision of whatever nature contained in the Lease, including, but not limited to, any environmental indemnification, (iv) required to make any repairs to the Premises (as hereinafter defined) and/or to the premises demised under the Lease as a result of fire or other casualty or by reason of condemnation, (v) required to make any capital improvements to the Premises and/or to the premises demised under the Lease which the Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease, (vi) subject to any offsets, claims or counterclaims which shall have accrued to the Tenant against the Landlord prior to the date on which the Leasehold Mortgagee or the Ground Lessor, as applicable, or its respective successor in interest shall become the owner of the Premises, (vii) liable for any security deposit or other monies not actually received by the Leasehold Mortgagee or the Ground Lessor, as applicable.

4.             The Tenant shall not, without the prior written consent of the Leasehold Mortgagee and the Ground Lessor (which consent shall not be unreasonably withheld) (i) enter into any agreement decreasing the amount of rent payable under the Lease, (ii) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due date thereof, (iii) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (iv) assign the Lease or sublet the premises demised under the Lease or any part thereof except as expressly permitted by the terms of the Lease; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without the prior written consent of the Leasehold Mortgagee and the Ground Lessor shall not be binding on the Leasehold Mortgagee or the Ground Lessor, respectively.

5.             The Tenant hereby represents and warrants to the Leasehold Mortgagee and the Ground Lessor that as of the date hereof (i) the Tenant is the owner and holder of the tenant’s interest under the Lease, (ii) the Lease has not been modified or amended, (iii) the Lease is in full force and effect and the term thereof will commence as provided in accordance with the provisions thereof , (iv) neither the Tenant nor the Landlord is in default under any of the terms, covenants or provisions of the Lease and the Tenant to the best of its knowledge knows of no event which but for the passage of time or the giving of notice or both would constitute an event of default by the Tenant or the Landlord under the Lease, (v) neither the Tenant nor the Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, (vi) all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof, and (vii) there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable under the Lease.

6.             The Tenant shall notify the Leasehold Mortgagee and the Ground Lessor of any default by the Landlord under the Lease or any other circumstance which would entitle the Tenant to cancel or terminate the Lease or abate the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation, termination or abatement thereof shall be effective unless the Leasehold Mortgagee and the Ground Lessor shall have received notice of the default or other circumstance giving rise to such cancellation, termination or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default or remedy such circumstance, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and to thereafter diligently pursue any action necessary to cure such default or remedy such circumstance, as the case may be.

7.             Anything herein or in the Lease to the contrary notwithstanding, in the event that the Leasehold Mortgagee or the Ground Lessor shall acquire title to the Premises, or shall otherwise become liable for any obligations of the Landlord under the Lease, neither the Leasehold Mortgagee nor the Ground Lessor, as applicable, shall have any obligation, nor incur any liability, beyond the then interest, if any, of the Leasehold Mortgagee or the Ground Lessor, as applicable, in the Premises and the Tenant shall look exclusively to such interest of the Leasehold Mortgagee or the Ground Lessor, as applicable, if any, in the Premises for the payment and discharge of any obligations imposed upon the Leasehold Mortgagee or the Ground Lessor, as applicable, hereunder or under the Lease and the Leasehold Mortgagee and the Ground Lessor, as applicable, are hereby released or relieved of any other liability hereunder and under the Lease.  The Tenant agrees that with respect to any money judgment which may be obtained or secured by the Tenant against the Leasehold Mortgagee or the Ground Lessor, as applicable, the Tenant shall look solely to the estate or interest owned by the Leasehold Mortgagee or the Ground Lessor, as applicable, in the Premises and the Tenant will not collect or attempt to collect any such judgment out of any other assets of the Leasehold Mortgagee or the Ground Lessor, as applicable.

8.             Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be sent by Federal Express, or other reputable courier service, or by postage pre-paid registered or certified mail, return receipt requested, and shall be deemed given when received or refused (as indicated on the receipt) and addressed as follows:

If to the Leasehold Mortgagee:

Triangle Lenders, LLC
c/o Douglas Emmett Realty Advisors
808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401
Attention: Mr. Jordan Kaplan and Mr. William Kamer

If to the Ground Lessor:

Douglas Emmett Realty Fund 2000
c/o Douglas Emmett Realty Advisors
808 Wilshire Boulevard, Suite 200
Santa Monica, California 90401
Attention: Mr. Jordan Kaplan and Mr. William Kamer

If to the Tenant:

Mr. David Brown
Chief Financial Officer
Mercantile National Bank, N.A.
1880 Century Park East, Suite 1200
Los Angeles, California 90067

it being understood and agreed that each party will use reasonable efforts to send copies of any notices to the addresses marked “With a copy to” hereinabove set forth; provided, however, that failure to deliver such copy or copies shall have no consequence whatsoever to the effectiveness of any notice made to the Tenant, the Leasehold Mortgagee and/or the Ground Lessor.  Each party may designate a change of address by notice given, as hereinabove provided, to the other party, at least fifteen (15) days prior to the date such change of address is to become effective.

9.             This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.           The term “Leasehold Mortgagee” as used herein shall include the successors and assigns of the Leasehold Mortgagee and any person, party or entity which shall become the owner of the Premises by reason of a foreclosure of the Leasehold Deed of Trust or the acceptance of a deed or assignment in lieu of foreclosure or otherwise.  The term “Ground Lessor” as used herein shall include the successors and assigns of the Ground Lessor and any person, party or entity which shall become the owner of the Improvements by reason of a termination of the Ground Lease.  The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease.  The term “Premises” as used herein shall mean the Land, the Improvements, any other improvements now or hereafter located on the Land and/or the estates therein encumbered by the Leasehold Deed of Trust and/or the Ground Lease.

11.           This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

[INTENTIONALLY OMITTED]

12.           This Agreement shall be governed by and construed under the laws of the State in which the Premises are located.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

TRIANGLE LENDERS, LLC,
a California limited liability company

By:	Douglas Emmett Realty Advisors,
a California corporation,
Manager

By:
Name:
Title:
Dated:

BRIGHTON ENTERPRISES, LLC,
a California limited liability company

By:	Douglas, Emmett and Company,
a California corporation,
Its agent

By:
Name:
Title:
Dated:

MERCANTILE NATIONAL BANK, N.A.,
a California “C”________

By:
Name:
Title:
Dated:

By:
Name:
Title:
Dated:

STATE OF	)
) ss:
COUNTY OF	)

On                              , before me,                              , a Notary Public, personally appeared                              , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

STATE OF	)
) ss:
COUNTY OF	)

On                               , before me,                              , a Notary Public, personally appeared                              , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

STATE OF	)
) ss:
COUNTY OF	)

On                              , before me,                              , a Notary Public, personally appeared                              , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

EXHIBIT “A”

LEGAL DESCRIPTION

Lots 8, 9, 10, 11, 12, 13 and 14, in Block 18, of Beverly, in the City of Beverly Hills, County of Los Angeles, State of California, as per map recorded in Book 11, Pages 94 and 95 of Maps, in the Office of the County Recorder of said County.

FIRST AMENDMENT TO OFFICE LEASE

                This First Amendment to Office Lease (the “First Amendment”), dated March 30, 2005, is made by and between BRIGHTON ENTERPRISES, LLC, a California limited liability company (“Landlord”), with an office at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, and MERCANTILE NATIONAL BANK, N.A., a California “C” corporation (“Tenant”), with offices at 9601 Wilshire Boulevard, Suite 250, Beverly Hills, California 90210.

WHEREAS,

                A.    Landlord, pursuant to the provisions of that certain written Office Lease, dated  March 11, 2004 (the “Lease”) leased to Tenant and Tenant leased from Landlord space in the property located at 9601 Wilshire Boulevard, Beverly Hills, California 90210 (the “Building”), commonly known as Suite 250 (the “Premises”);

                B.    The provisions of the Lease specify that the Commencement Date shall commence five (5) business days following the date Landlord substantially completes the Improvements for which Landlord is obligated under the Lease;

                C.    The Improvements were completed on May 25, 2004;

                D.    The provisions of the Lease further specify that the Rentable Area and all other economic provisions of the Lease shall be appropriately adjusted based upon the final certification of the Usable Area;

                E.     Certification of the Usable Area has now been received.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1.              Confirmation of Defined Terms.  Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this First Amendment.

2.              Confirmation of Commencement Date and Term.  The Commencement Date is hereby confirmed to be June 1, 2004 and the Term is hereby confirmed from and including June 1, 2004 to and including August 31, 2009.

3.              Confirmation of Usable and Rentable Area.  The Usable Area of the Premises is hereby confirmed to be 2,084 square feet and the Rentable Area of the Premises is hereby confirmed to be 2,559 square feet.

                                Landlord and Tenant agree that even if the Rentable or Usable Area of the Premises and/or the total Building Area are later determined to be more or less than the figures stated herein, for all purposes of the Lease, the figures stated herein shall be conclusively deemed to be the actual Rentable or Usable Area of the Premises, as the case may be.

4.              Revision in Fixed Monthly Rent.  Tenant acknowledges and agrees commencing June 1, 2004 and continuing through August 31, 2004, the initial Fixed Monthly Rent payable by Tenant shall be $7,369.92 per month.  Furthermore, as of the Commencement Date, the provisions of Section 3.3 are hereby deleted in their entirety, and replaced in lieu thereof, with the following:

                                “Commencing September 1, 2004 and continuing through May 31, 2005, the Fixed Monthly Rent payable by Tenant shall increase from $7,369.92 per month to $7,753.77 per month;

                                Commencing June 1, 2005 and continuing through May 31, 2006 the Fixed Monthly Rent payable by Tenant shall increase from $7,753.77 per month to $7,986.38 per month;

                                Commencing June 1, 2006 and continuing through May 31, 2007, the Fixed Monthly Rent payable by Tenant shall increase from $7,986.38 per month to $8,225.97 per month; and

                                Commencing June 1, 2007 and continuing through May 31, 2008 the Fixed Monthly Rent payable by Tenant shall increase from $8,225.97 per month to $8,472.75 per month;

                                Commencing June 1, 2008 and continuing through May 31, 2009, the Fixed Monthly Rent payable by Tenant shall increase from $8,472.75 per month to $8,726.94 per month; and

                                Commencing June 1, 2009 and continuing throughout the remainder of the initial Term, the Fixed Monthly Rent payable by Tenant shall increase from $8,726.94 per month to $8,988.74 per month.”

                                Notwithstanding the foregoing, Tenant shall be permitted to defer one hundred percent (100%) of the Fixed Monthly Rent due for the months of July 2004, August 2004, June 2005, June 2006, and June 2007 (collectively, the “Rent Deferral Amount”).  So long as Tenant does not commit a material, uncured default during the Term that has resulted in Landlord filing an unlawful detainer action against Tenant, the entire Rent Deferral Amount shall be abated and forgiven as of the Termination Date.

5.              Acceptance of Premises.   Tenant acknowledges and agrees that Landlord has completed the Improvements for which Landlord was obligated under the Lease.

6.              Warranty of Authority. If Landlord or Tenant signs as a corporation or a partnership, each of the persons executing this First Amendment on behalf of Landlord or Tenant hereby covenants and warrants that the corporation executing hereinbelow is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this First Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

7.              Broker Representation.  Landlord and Tenant represent to one another that it has dealt with no broker in connection with this First Amendment other than Douglas, Emmett and Company and First Property Realty Corporation.  Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation.  Landlord agrees to pay all commissions due to the brokers listed above created by Tenant’s execution of this First Amendment.

8.              Successors and Heirs.  The provisions of this First Amendment shall inure to the benefit of Landlord’s and Tenant’s respective successors, assigns, heirs and all persons claiming by, through or under them.

9.              Confidentiality.  Landlord and Tenant agree that the covenants and provisions of this First Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record.

10.       Disclosure.  Landlord and Tenant acknowledge that principals of Landlord have a financial interest in Douglas Emmett Realty Advisors, Douglas Emmett and Company, and P.L.E. Builders.

11.       Governing Law.  The provisions of this First Amendment shall be governed by the laws of the State of California.

12.       Reaffirmation.  Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Premises, and supersedes any and all other agreements written or oral between the parties hereto.  Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document as of the day and year written below.

LANDLORD:		TENANT:

BRIGHTON ENTERPRISES, LLC, a California limited liability company		MERCANTILE NATIONAL BANK, N.A., a California “C” corporation

By:	DOUGLAS, EMMETT AND COMPANY,
a California corporation,
its agent

By:		By:
	Michael J. Means, Vice President	Signer's Name
☐ President ☐ Vice President or ☐ Chief Executive Officer (Check Title Above)
Dated:
and

By:
Signer's Name
☐ President ☐ Vice President or ☐ Chief Executive Officer (Check Title Above)

Dated: